Exhibit 99.3

HLTH Corporation
Index to Consolidated Financial Statements and Supplemental Data

All other schedules not listed above have been omitted as not applicable or because the required information is included in the Consolidated Financial Statements or in the notes thereto. Columns omitted from the schedule filed have been omitted because the information is not applicable.

REPORT OF MANAGEMENT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

Management of HLTH Corporation is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Securities Exchange Act of 1934 (the Exchange Act) as a process designed by, or under the supervision of, a company’s principal executive and principal financial officers and effected by its board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Internal control over financial reporting includes those policies and procedures that:

•	pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company;

•	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and

•	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Internal control over financial reporting includes the controls themselves, monitoring and internal auditing practices and actions taken to correct deficiencies as identified.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

HLTH management assessed the effectiveness of HLTH’s internal control over financial reporting as of December 31, 2007. In making this assessment, HLTH management used the criteria set forth in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on that assessment and those criteria, HLTH management concluded that HLTH maintained effective internal control over financial reporting as of December 31, 2007.

Ernst & Young LLP, the independent registered public accounting firm that audited and reported on the Company’s financial statements as of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007, has audited the Company’s internal control over financial reporting as of December 31, 2007, as stated in their report which appears on page F-3.

February 28, 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON
INTERNAL CONTROL OVER FINANCIAL REPORTING

The Board of Directors and Stockholders of
HLTH Corporation

We have audited HLTH Corporation’s internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). HLTH Corporation’s management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Report of Management on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, HLTH Corporation maintained, in all material respects, effective internal control over financial reporting as of December 31, 2007 based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the 2007 consolidated financial statements of HLTH Corporation and our report dated February 28, 2008 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP
MetroPark, New Jersey
February 28, 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of
HLTH Corporation

We have audited the accompanying consolidated balance sheets of HLTH Corporation (and subsidiaries) as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2007. Our audits also included the financial statement schedule listed in the Index. These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of HLTH Corporation (and subsidiaries) at December 31, 2007 and 2006, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2007, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

As discussed in Note 1 to the consolidated financial statements, effective January 1, 2006, the Company adopted Statement of Financial Accounting Standard No. 123(R), “Share-Based Payment” using the modified prospective transition method. Also, as discussed in Note 1 to the consolidated financial statements, effective January 1, 2007, the Company adopted the provisions of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes.”

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), HLTH Corporation’s internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 28, 2008 expressed an unqualified opinion thereon.

/s/  Ernst & Young LLP

MetroPark, New Jersey
February 28, 2008,
except for Notes 2 and 9, as to which the date is
June 26, 2008

HLTH CORPORATION

CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	December 31,
	2007	2006

ASSETS
Current assets:
Cash and cash equivalents	$536,879	$614,691
Short-term investments	290,858	34,140
Accounts receivable, net of allowance for doubtful accounts of $1,165 at December 31, 2007 and $956 at December 31, 2006	86,081	89,652
Due from EBS Master LLC	1,224	30,716
Prepaid expenses and other current assets	71,090	27,794
Assets of discontinued operations	262,964	274,232

Total current assets	1,249,096	1,071,225
Marketable equity securities	2,383	2,633
Property and equipment, net	49,554	46,076
Goodwill	217,323	223,484
Intangible assets, net	36,314	45,268
Investment in EBS Master LLC	25,261	1,521
Other assets	71,466	80,159

TOTAL ASSETS	$1,651,397	$1,470,366

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$49,598	$102,781
Deferred revenue	76,401	76,086
Liabilities of discontinued operations	123,131	55,098

Total current liabilities	249,130	233,965
1.75% convertible subordinated notes due 2023	350,000	350,000
3 1/8% convertible notes due 2025	300,000	300,000
Other long-term liabilities	21,137	13,246
Minority interest in WHC	131,353	101,860
Convertible redeemable exchangeable preferred stock, $0.0001 par value; 10,000 shares authorized; no shares outstanding at December 31, 2007; 10,000 shares issued and outstanding at December 31, 2006	—	98,768
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; 4,990,000 shares authorized; no shares outstanding	—	—
Common stock, $0.0001 par value; 900,000,000 shares authorized; 457,803,361 shares issued at December 31, 2007; 449,600,747 shares issued at December 31, 2006	46	45
Additional paid-in capital	12,479,574	12,290,126
Treasury stock, at cost; 275,786,634 shares at December 31, 2007; 287,770,823 shares at December 31, 2006	(2,564,948)	(2,585,769)
Accumulated deficit	(9,320,748)	(9,341,985)
Accumulated other comprehensive income	5,853	10,110

Total stockholders’ equity	599,777	372,527

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,651,397	$1,470,366

See accompanying notes.

HLTH CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Years Ended December 31,
	2007	2006	2005

Revenue	$331,693	$908,927	$852,010
Costs and expenses:
Cost of operations	117,281	545,706	528,004
Sales and marketing	93,645	119,103	104,669
General and administrative	104,321	132,334	118,202
Depreciation and amortization	28,256	44,558	43,548
Interest income	42,035	32,339	21,527
Interest expense	18,593	18,794	16,321
Gain on 2006 EBS Sale	399	352,297	—
Other income (expense), net	3,406	(4,252)	(27,965)

Income from continuing operations before income tax (benefit) provision	15,437	428,816	34,828
Income tax (benefit) provision	(8,741)	50,389	(2,170)
Minority interest in WHC	10,667	405	775
Equity in earnings of EBS Master LLC	28,566	763	—

Income from continuing operations	42,077	378,785	36,223
(Loss) income from discontinued operations (net of taxes of ($5,206), $36,531 and $6,109 in 2007, 2006 and 2005)	(22,198)	393,132	32,588

Net income	$19,879	$771,917	$68,811

Basic income (loss) per common share:
Income from continuing operations	$0.24	$1.36	$0.11
(Loss) income from discontinued operations	(0.13)	1.41	0.09

Net income	$0.11	$2.77	$0.20

Diluted income (loss) per common share:
Income from continuing operations	$0.21	$1.20	$0.10
(Loss) income from discontinued operations	(0.12)	1.18	0.10

Net income	$0.09	$2.38	$0.20

Weighted-average shares outstanding used in computing income (loss) per common share:
Basic	179,330	279,234	341,747

Diluted	188,763	331,642	352,852

See accompanying notes.

HLTH CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(In thousands, except share data)

	Stockholders’ Equity
								Accumulated
			Additional	Deferred				Other	Total
	Common Stock		Paid-In	Stock	Treasury Stock		Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Capital	Compensation	Shares	Amount	Deficit	Income	Equity

Balances at January 1, 2005	394,041,320	$39	$11,776,911	$(7,819)	80,849,495	$(379,968)	$(10,182,244)	$7,957	$1,214,876
Net income	—	—	—	—	—	—	68,811	—	68,811
Net increase in unrealized gains on securities	—	—	—	—	—	—	—	2,976	2,976
Foreign currency translation adjustment	—	—	—	—	—	—	—	(3,326)	(3,326)

Comprehensive income	—	—	—	—	—	—	—	—	68,461
Issuance of common stock for option exercises, ESPP, 401(k) and other issuances	11,385,269	1	48,570	—	—	—	—	—	48,571
Gain on issuance of WHC Class A Common Stock	—	—	82,275	—	—	—	—	—	82,275
Conversion of 3 1/4% convertible subordinated notes	23,197,650	3	214,014	—	—	—	—	—	214,017
Accretion of convertible redeemable exchangeable preferred stock	—	—	—	—	—	—	(234)	—	(234)
Deferred stock compensation	—	—	2,241	(2,241)	—	—	—	—	—
Stock-based compensation expense	—	—	330	3,451	—	—	—	—	3,781
Purchase of treasury stock under repurchase program	—	—	—	—	2,541,000	(21,246)	—	—	(21,246)
Purchase of treasury stock in tender offer	—	—	—	—	66,905,919	(549,268)	—	—	(549,268)
Adjustment to deferred stock compensation for terminations	—	—	(2,910)	2,910	—	—	—	—	—

Balances at December 31, 2005	428,624,239	43	12,121,431	(3,699)	150,296,414	(950,482)	(10,113,667)	7,607	1,061,233
Net income	—	—	—	—	—	—	771,917	—	771,917
Net decrease in unrealized gains on securities	—	—	—	—	—	—	—	(1,108)	(1,108)
Foreign currency translation adjustment	—	—	—	—	—	—	—	3,611	3,611

Comprehensive income	—	—	—	—	—	—	—	—	774,420
Issuance of common stock for option exercises, ESPP and other issuances	20,976,508	2	151,237	—	—	—	—	—	151,239
Accretion of convertible redeemable exchangeable preferred stock	—	—	—	—	—	—	(235)	—	(235)
Reversal of deferred stock compensation — adoption of SFAS 123R	—	—	(3,699)	3,699	—	—	—	—	—
Stock-based compensation expense	—	—	26,720	—	—	—	—	—	26,720
Purchase of treasury stock under repurchase program	—	—	—	—	8,240,245	(83,167)	—	—	(83,167)
Purchase of treasury stock in tender offer	—	—	—	—	129,234,164	(1,552,120)	—	—	(1,552,120)
Gain on issuance of WHC Class A Common Stock	—	—	16,779	—	—	—	—	—	16,779
Minority interest impact of cash transferred to WHC	—	—	(22,342)	—	—	—	—	—	(22,342)

Balances at December 31, 2006	449,600,747	45	12,290,126	—	287,770,823	(2,585,769)	(9,341,985)	10,110	372,527
Net income	—	—	—	—	—	—	19,879	—	19,879
Net decrease in unrealized gains on securities	—	—	—	—	—	—	—	(249)	(249)
Foreign currency translation adjustment	—	—	—	—	—	—	—	3,318	3,318
HLTH’s share of EBSCo’s comprehensive loss	—	—	—	—	—	—	—	(7,326)	(7,326)

Comprehensive income	—	—	—	—	—	—	—	—	15,622
Cumulative effect to prior year related to the adoption of FIN 48	—	—	—	—	—	—	1,475	—	1,475
Issuance of stock for option exercises, ESPP and other issuances	8,202,614	1	96,893	—	(4,715,883)	22,840	—	—	119,734
Tax benefit realized from issuances of common stock and valuation reversal	—	—	7,171	—	—	—	—	—	7,171
Gain on issuance of WHC Class A Common Stock	—	—	14,492	—	—	—	—	—	14,492
Conversion and accretion of convertible redeemable exchangeable preferred stock	—	—	53,781	—	(10,638,297)	45,104	(117)	—	98,768
Stock-based compensation expense	—	—	18,699	—	—	—	—	—	18,699
Purchase of treasury stock under repurchase program	—	—	—	—	3,369,991	(47,123)	—	—	(47,123)
Minority interest impact of cash transferred to WHC	—	—	(1,588)	—	—	—	—	—	(1,588)

Balances at December 31, 2007	457,803,361	$46	$12,479,574	$—	275,786,634	$(2,564,948)	$(9,320,748)	$5,853	$599,777

See accompanying notes.

HLTH CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Years Ended December 31,
	2007	2006	2005

Cash flows from operating activities:
Net income	$19,879	$771,917	$68,811
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (income) from discontinued operations, net of tax	22,198	(393,132)	(32,588)
Depreciation and amortization	28,256	44,558	43,548
Minority interest in WHC	10,667	405	775
Equity in earnings of EBS Master LLC	(28,566)	(763)	—
Amortization of debt issuance costs	2,916	2,906	2,541
Non-cash advertising	5,264	7,414	10,870
Non-cash stock-based compensation	32,652	42,145	4,713
Deferred income taxes	(10,136)	26,841	4,247
Gain on 2006 EBS Sale	(399)	(352,297)	—
Loss on investments	—	—	6,365
Loss on redemption of convertible debt	—	—	1,902
Changes in operating assets and liabilities:
Accounts receivable	3,840	(41,727)	(22,151)
Prepaid expenses and other, net	5,329	(12,092)	57
Accounts payable	(629)	(722)	(6,453)
Accrued expenses and other long-term liabilities	(43,689)	21,727	4,809
Deferred revenue	314	17,516	4,016

Net cash provided by continuing operations	47,896	134,696	91,462
Net cash provided by discontinued operations	27,497	64,324	69,824

Net cash provided by operating activities	75,393	199,020	161,286
Cash flows from investing activities:
Proceeds from maturities and sales of available-for-sale securities	670,326	928,284	1,063,606
Purchases of available-for-sale securities	(927,038)	(686,815)	(758,687)
Purchases of property and equipment	(19,053)	(49,420)	(47,241)
Cash paid in business combinations, net of cash acquired	—	(152,672)	(93,622)
Proceeds from the 2006 EBS Sale, net	2,898	1,199,872	—
Proceeds from advances to EBS Master LLC	18,792	(20,016)	—
Proceeds from the sale of discontinued operations	11,667	522,604	—

Net cash (used in) provided by continuing operations	(242,408)	1,741,837	164,056
Net cash used in discontinued operations	(4,741)	(3,296)	(15,124)

Net cash (used in) provided by investing activities	(247,149)	1,738,541	148,932

See accompanying notes.

	Years Ended December 31,
	2007	2006	2005

Cash flows from financing activities:
Proceeds from issuance of HLTH and WHC common stock	133,054	156,078	48,571
Tax benefit on stock-based awards	6,601	—	—
Purchases of treasury stock under repurchase program	(47,123)	(83,167)	(21,246)
Purchases of treasury stock in tender offer	—	(1,552,120)	(549,268)
Payments of notes payable and other	(20)	(337)	(552)
Net proceeds from issuance of convertible debt	—	—	289,875
Issuance of WHC common stock in initial public offering	—	—	123,344
Redemption of convertible debt	—	—	(86,694)

Net cash provided by (used in) continuing operations	92,512	(1,479,546)	(195,970)
Net cash used in discontinued operations	(175)	(100)	(79)

Net cash provided by (used in) financing activities	92,337	(1,479,646)	(196,049)
Effect of exchange rates on cash	1,607	1,135	(678)

Net (decrease) increase in cash and cash equivalents	(77,812)	459,050	113,491
Changes in cash of discontinued operations	—	25	2,145
Cash and cash equivalents at beginning of period	614,691	155,616	39,980

Cash and cash equivalents at end of period	$536,879	$614,691	$155,616

See accompanying notes.

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share data)

1.	Summary of Significant Accounting Policies

Background

HLTH Corporation (“HLTH” or the “Company”) is a Delaware corporation that was incorporated in December 1995 and commenced operations in January 1996 as Healtheon Corporation. HLTH’s Common Stock began trading on the Nasdaq National Market under the symbol “HLTH” on February 11, 1999 and now trades on the Nasdaq Global Select Market. The Company changed its name to Healtheon/WebMD Corporation in November 1999 and to WebMD Corporation in September 2000. In October 2005, WebMD Corporation changed its name to Emdeon Corporation in connection with the initial public offering of equity securities of WebMD Health Corp. (“WHC”). In connection with the November 2006 sale of a 52% interest in the Company’s Emdeon Business Services segment, the Company transferred its rights to the name “Emdeon” and related intellectual property to Emdeon Business Services. Accordingly, in May 2007, the Company changed its name to HLTH Corporation.

Basis of Presentation

The accompanying consolidated financial statements include the consolidated accounts of HLTH Corporation and its subsidiaries and have been prepared in United States dollars, and in accordance with U.S. generally accepted accounting principles (“GAAP”). The consolidated accounts include 100% of the assets and liabilities of the majority-owned WHC and the ownership interests of minority stockholders of WHC are recorded as minority interest in WHC in the accompanying consolidated balance sheets.

The accompanying consolidated financial statements and footnotes are for the same periods as the consolidated financial statements that were included in the Company’s Annual Report on Form 10-K filed on February 29, 2008 (the “2007 Form 10-K”), however, they reflect the reclassification of its ViPS and Porex segments to discontinued operations (as described in Note 2) and reflect the reclassification of segment information for WebMD into two WebMD segments (as described in Note 9). In connection with the Registration Statement on Form S-4 that WHC intends to file relating to the proposed merger of the Company and WHC, the reclassifications described above are required with respect to the previously issued financial statements included in the 2007 Form 10-K. While the accompanying consolidated financial statements reflect the reclassifications described above, they do not reflect any other events occurring after the filing of the 2007 Form 10-K on February 29, 2008. Other events occurring after that date have been disclosed in other public filings made by the Company including various Current Reports on Form 8-K and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008.

On September 14, 2006, the Company completed the sale of its Emdeon Practice Services (“EPS”) segment to Sage Software, Inc. (the “EPS Sale”). Accordingly, the historical results of EPS, including the gain related to the sale, have been reclassified as discontinued operations in the accompanying consolidated financial statements. See Note 2 for a further description of this transaction.

On November 16, 2006, the Company completed the sale of a 52% interest in its Emdeon Business Services segment, excluding the ViPS business unit (“EBS”) to an affiliate of General Atlantic LLC (the “2006 EBS Sale”). The Company’s remaining 48% ownership interest in EBS is being accounted for under the equity method since the transaction date. Additionally, in February 2008, the Company sold its remaining 48% ownership in EBS. See Notes 3 and 23 for further descriptions of these transactions.

As of December 31, 2007, the Company, through WHC, entered into an Asset Sale Agreement and completed the sale of certain assets and certain liabilities of its medical reference publications business, including the publications ACP Medicine and ACS Surgery: Principles and Practice (“ACS/ACP Business”), to Decker Intellectual Properties Inc. and BC Decker Inc. Accordingly, the historical financial information of

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the ACS/ACP Business, including the gain related to the sale, has been reclassified as discontinued operations in the accompanying consolidated financial statements. See Note 2 for a further description of this transaction.

Business

As a result of the Company’s intention to divest its ViPS and Porex segments, the Company’s only remaining operating segments are WebMD Online Services and WebMD Publishing and Other Services (the “WebMD Segments”). Additionally, until the 2006 EBS Sale, EBS also represented an operating segment. These segments and the Company’s Corporate segment are described as follows:

•	WebMD Online Services. WebMD provides health information services to consumers, physicians, healthcare professionals, employees and health plans through its public and private online portals. WebMD’s public portals for consumers enable them to obtain detailed information on a particular disease or condition, check symptoms, locate physicians, store individual healthcare information, receive periodic e-newsletters on topics of individual interest, enroll in interactive courses and participate in online communities with peers and experts. WebMD’s public portals for physicians and healthcare professionals make it easier for them to access clinical reference sources, stay abreast of the latest clinical information, learn about new treatment options, earn continuing medical education (“CME”) credit and communicate with peers. WebMD’s private portals enable employers and health plans to provide their employees and plan members with access to personalized health and benefit information and decision-support technology that helps them make more informed benefit, provider and treatment choices. WebMD provides related services for use by such employees and members, including lifestyle education and personalized telephonic health coaching as a result of the acquisition of Summex Corporation on June 13, 2006. WebMD also provides e-detailing promotion and physician recruitment services for use by pharmaceutical, medical device and healthcare companies as a result of the acquisition of Medsite, Inc. on September 11, 2006.

•	WebMD Publishing and Other Services. WebMD publishes The Little Blue Book, a physician directory; and, since 2005, WebMD the Magazine, a consumer magazine distributed to physician office waiting rooms. WebMD also conducted in-person CME through December 31, 2006, as a result of the acquisition of the assets of Conceptis Technologies, Inc. in December 2005. WebMD also published medical reference textbooks until it divested this business on December 31, 2007. See Note 2 for further details.

•	Corporate includes personnel costs and other expenses related to functions that are not directly managed by one of the Company’s segments or by the Porex and ViPS businesses included in discontinued operations. The personnel costs include executive personnel, legal, accounting, tax, internal audit, risk management, human resources and certain information technology functions. Other corporate costs and expenses include professional fees including legal and audit services, insurance, costs of leased property and facilities, telecommunication costs and software maintenance expenses. Corporate expenses are net of $3,340, $3,190 and $5,117 for the years ended December 31, 2007, 2006 and 2005, respectively, which are costs allocated to WebMD for services provided by the Corporate segment. In connection with the 2006 EBS Sale and EPS Sale, the Company entered into transition services agreements whereby the Company provided Sage Software and EBSCo certain administrative services, including payroll, accounting, purchasing and procurement, tax, and human resource services, as well as information technology support. Additionally, EBSCo provided certain administrative services to the Company. See Note 2 and Note 3. These services were provided through the Corporate segment, and the related transition services fees that the Company charged to EBSCo and Sage Software, net of the fee the Company paid to EBSCo, were also included in the Corporate segment, which approximates the cost of providing these services.

•	Emdeon Business Services provides solutions that automate key business and administrative functions for healthcare payers and providers, including electronic patient eligibility and benefit verification;

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

electronic and paper claims processing; electronic and paper paid-claims communication services; and patient billing, payment and communications services. In addition, EBS provides clinical communications services that improve the delivery of healthcare by enabling physicians to manage laboratory orders and results, hospital reports and electronic prescriptions. As a result of the 2006 EBS Sale, beginning November 17, 2006, the results of EBS are no longer included in the segment results. See Note 3.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and all majority-owned subsidiaries. The results of operations for companies acquired or disposed of are included in the consolidated financial statements from the effective date of acquisition or up to the date of disposal. The Company has made certain reclassifications to the consolidated financial statements to provide comparative financial information for segments reflected as discontinued operations. All material intercompany balances and transactions have been eliminated in consolidation.

Accounting Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. The Company bases its estimates on historical experience, current business factors, and various other assumptions that the Company believes are necessary to consider in order to form a basis for making judgments about the carrying values of assets and liabilities, the recorded amounts of revenue and expenses, and the disclosure of contingent assets and liabilities. The Company is subject to uncertainties such as the impact of future events, economic, environmental and political factors, and changes in the Company’s business environment; therefore, actual results could differ from these estimates. Accordingly, the accounting estimates used in the preparation of the Company’s financial statements will change as new events occur, as more experience is acquired, as additional information is obtained and as the Company’s operating environment changes. Changes in estimates are made when circumstances warrant. Such changes in estimates and refinements in estimation methodologies are reflected in reported results of operations; if material, the effects of changes in estimates are disclosed in the notes to the consolidated financial statements. Significant estimates and assumptions by management affect: the allowance for doubtful accounts, the carrying value of prepaid advertising, the carrying value of long-lived assets (including goodwill and intangible assets), the amortization period of long-lived assets (excluding goodwill), the carrying value, capitalization and amortization of software and Web site development costs, the carrying value of short-term and long-term investments, the provision for income taxes and related deferred tax accounts, certain accrued expenses, revenue recognition, contingencies, litigation and related legal accruals and the value attributed to employee stock options and other stock-based awards.

Seasonality

The timing of the Company’s revenue is affected by seasonal factors. WebMD’s advertising and sponsorship revenue is seasonal, primarily as a result of the annual budget approval process of the advertising and sponsorship clients of the public portals. This portion of revenue is usually the lowest in the first quarter of each calendar year, and increases during each consecutive quarter throughout the year. WebMD’s private portal licensing revenue is historically highest in the second half of the year as new customers are typically added during this period in conjunction with their annual open enrollment periods for employee benefits. Additionally, the annual distribution cycle for certain publishing products results in a significant portion of WebMD’s publishing revenue being recognized in the second and third quarter of each calendar year.

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Minority Interest

Minority interest represents the minority stockholders’ proportionate share of equity and net income of WHC. Additionally, minority interest includes the non-cash stock-based compensation expense related to stock options and other stock awards based on WHC Class A Common Stock that have been expensed since the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123, “(Revised 2004): Share-Based Payment” on January 1, 2006, and to a much lesser extent, the expense associated with these awards that were expensed in connection with Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”) prior to January 1, 2006. Additionally, as of December 31, 2006, minority interest includes the value of committed, but unissued WHC equity, in connection with the December 2006 Subimo acquisition. The minority stockholders’ proportionate share of the equity in WHC of $131,353 and $101,860, as of December 31, 2007 and 2006, respectively, is reflected as minority interest in WHC in the accompanying consolidated balance sheets. The minority stockholders’ proportionate share of net income for the years ended December 31, 2007, 2006 and 2005 was $10,667, $405 and $775, respectively, and is reflected as minority interest in WHC in the accompanying consolidated statements of operations.

Sale of Stock by a Subsidiary

The Company accounts for the sale of stock by a subsidiary of the Company in accordance with the Securities and Exchange Commission’s Staff Accounting Bulletin (“SAB”) No. 51, “Accounting for Sales of Stock by a Subsidiary” (“SAB 51”), which requires that the difference between the carrying amount of the parent’s investment in a subsidiary and the underlying net book value of the subsidiary after the issuance of stock by the subsidiary be reflected as either a gain or loss in the statement of operations or reflected as an equity transaction. The Company has elected to record gains or losses resulting from the sale of a subsidiary’s stock as equity transactions. The Company does not record any deferred taxes related to the SAB 51 gains associated with WHC, as it has under current federal tax rules and regulations, the ability to recover its investment in WHC on a tax free basis. On February 20, 2008, the Company and WHC entered into a Merger Agreement, pursuant to which the Company will merge into WHC. For federal income tax purposes, the merger is intended to qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended.

Cash and Cash Equivalents

All highly liquid investments with an original maturity from the date of purchase of three months or less are considered to be cash equivalents. These investments are stated at cost, which approximates market. The Company’s cash and cash equivalents are generally invested in various money market accounts.

Marketable Securities

The Company classifies its investments in marketable securities as either available-for-sale or held-to-maturity at the time of purchase and re-evaluates such classifications at each balance sheet date. The Company does not invest in trading securities. Debt securities in which the Company has the positive intent and ability to hold the securities to maturity are classified as held-to-maturity; otherwise they are classified as available-for-sale. Investments in marketable equity securities are also classified as available-for-sale.

Held-to-maturity securities are carried at amortized cost and available-for-sale securities are carried at fair value as of each balance sheet date. Unrealized gains and losses associated with available-for-sale securities are recorded as a component of accumulated other comprehensive income within stockholders’ equity. Realized gains and losses and declines in value determined to be other-than-temporary are recorded in the consolidated statements of operations. A decline in value of a debt security is deemed to be other-than-temporary if the Company does not have the intent and ability to retain the investment until any anticipated recovery in market value. The cost of securities is based on the specific identification method.

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Equity Investment in EBS Master LLC

The Company accounts for its investment in EBS Master LLC in accordance with APB Opinion No. 18, “The Equity Method of Accounting for Investments in Common Stock” (“APB 18”), which stipulates that the equity method should be used to account for investments whereby an investor has “the ability to exercise significant influence over operating and financial policies of an investee,” but does not exercise control. APB 18 generally considers an investor to have the ability to exercise significant influence when it owns 20% or more of the voting stock of an investee.

The Company assesses the recoverability of the carrying value of its investments whenever events or changes in circumstances indicate a loss in value that is other than a temporary decline. A decline in value is deemed to be other-than-temporary, but not limited to, if the Company does not have the intent and ability to retain the investment until any anticipated recovery in carrying amount of the investment, inability of the investment to sustain an earnings capacity which would justify the carrying amount or the current fair value of the investment is less than its carrying amount.

Allowance for Doubtful Accounts

The allowance for doubtful accounts receivable reflects the Company’s best estimate of losses inherent in the Company’s receivable portfolio determined on the basis of historical experience, specific allowances for known troubled accounts and other currently available evidence.

Long-Lived Assets

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. The useful lives are generally as follows:

Computer equipment	3 to 5 years
Office equipment, furniture, fixtures and other	3 to 7 years
Software	3 to 5 years
Web site development costs	3 years
Leasehold improvements	Shorter of useful life or lease term

Expenditures for maintenance, repair and renewals of minor items are charged to expense as incurred. Major betterments are capitalized.

Goodwill and Intangible Assets

Goodwill and intangible assets result from acquisitions accounted for under the purchase method. Goodwill is subject to impairment review by applying a fair value based test. Intangible assets with definite lives are amortized on a straight-line basis over the individually estimated useful lives of the related assets as follows:

Content	2 to 5 years
Customer relationships	2 to 12 years
Acquired technology and patents	3 years
Trade names	3 to 10 years

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Recoverability

In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”), the Company reviews the carrying value of goodwill annually and whenever indicators of impairment are present. The Company measures impairment losses by comparing the carrying value of its reporting units to the fair value of its reporting units determined using an income approach valuation. The Company’s reporting units are determined in accordance with SFAS 142, which defines a reporting unit as an operating segment or one level below an operating segment.

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”), long-lived assets used in operations are reviewed for impairment whenever events or changes in circumstances indicate that carrying amounts may not be recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and fair value. Long-lived assets held for sale are reported at the lower of cost or fair value less costs to sell.

Software Development Costs

Internal Use Software

The Company accounts for internal use software development costs in accordance with Statement of Position (“SOP”) No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use” (“SOP 98-1”). Software development costs that are incurred in the preliminary project stage are expensed as incurred. Once certain criteria of SOP 98-1 have been met, internal and external direct costs incurred in developing or obtaining computer software are capitalized in the accompanying consolidated balance sheets as property and equipment. Training and data conversion costs are expensed as incurred. Capitalized software costs are depreciated over a three-year period. The Company capitalized $5,423 and $18,391 during the years ended December 31, 2007 and 2006, respectively. Depreciation expense related to internal use software was $3,492, $7,307 and $7,122 for the years ended December 31, 2007, 2006 and 2005, respectively.

Web Site Development Costs

In accordance with Emerging Issues Task Force (“EITF”) Issue No. 00-2, “Accounting for Web Site Development Costs,” costs related to the planning and post implementation phases of the Company’s Web site development efforts, as well as minor enhancements and maintenance, are expensed as incurred. Direct costs incurred in the development phase are capitalized. The Company capitalized $7,980 and $12,187 during the years ended December 31, 2007 and 2006, respectively. These capitalized costs are included in property and equipment in the accompanying consolidated balance sheets and are depreciated over a three-year period. Depreciation expense related to Web site development costs was $4,501 and $446 during the years ended December 31, 2007 and 2006, respectively. There was no depreciation expense related to Web site development costs during the year ended December 31, 2005.

Restricted Cash

The Company’s restricted cash primarily relates to collateral for letters of credit obtained to support the Company’s operations. As of December 31, 2007 and 2006, the total restricted cash was $15,093 and $16,260, respectively, and is included in other assets in the accompanying consolidated balance sheets.

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Deferred Charges

Other assets includes costs associated with the issuance of the convertible notes that are amortized to interest expense in the accompanying consolidated statements of operations, using the effective interest method over the period from issuance through the earliest date on which holders can demand redemption. The Company capitalized $10,731 of issuance costs in connection with the issuance of the $300,00031/8% Convertible Notes due 2025 and $10,354 of issuance costs in connection with the issuance of the $350,000 1.75% Convertible Subordinated Notes due 2023. As of December 31, 2007 and 2006, the total unamortized issuance costs for all outstanding convertible notes were $11,192 and $14,108, respectively.

Leases

The Company recognizes rent expense on a straight-line basis, including predetermined fixed escalations, over the initial lease term including reasonably assured renewal periods, net of lease incentives, from the time that the Company controls the leased property. Leasehold improvements made at the inception of the lease are amortized over the shorter of the useful life of the asset or the lease term. Lease incentives are recorded as a deferred credit and recognized as a reduction to rent expense on a straight-line basis over the lease term as described above.

Revenue

Recognition

Revenue is derived from the Company’s WebMD Segments and was derived from the Company’s EBS segment until the date of its sale on November 16, 2006.

•	WebMD Online Services. The Company generates revenue from its public portals through the sale of advertising and sponsorship products. The Company generates revenue from private portals through the licensing of its content and technology to employers, payers and others. The Company also distributes its online content and services to other entities and generates revenue from these arrangements from the sale of advertising and sponsorship products and from content syndication fees.

•	WebMD Publishing and Other Services. The Company generates revenue from sales of The Little Blue Book physician directory and from sales of advertisements in those directories and WebMD the Magazine. As a result of the acquisition of the assets of Conceptis Technologies, Inc. in December 2005, the Company also generated revenue from in-person CME programs in 2006. As of December 31, 2006, these services were no longer offered by the Company.

Through the WebMD Segments, the Company generates revenue from advertising which is recognized as advertisements are delivered or as publications are distributed. Revenue from sponsorship arrangements, content syndication and distribution arrangements and licenses of healthcare management tools and private portals as well as related health coaching services are recognized ratably over the term of the applicable agreement. Revenue from the sponsorship of CME is recognized over the period the Company substantially completes its contractual deliverables as determined by the applicable agreements. When contractual arrangements contain multiple elements, revenue is allocated to each element based on its relative fair value determined using prices charged when elements are sold separately. In certain instances where fair value does not exist for all the elements, the amount of revenue allocated to the delivered elements equals the total consideration less the fair value of the undelivered elements. In instances where fair value does not exist for the undelivered elements, revenue is recognized when the last element is delivered.

Through the date of the 2006 EBS Sale on November 16, 2006, the Company generated revenue by selling transaction services to healthcare payers and providers, generally on either a per transaction basis or, in the case of some providers, on a monthly fixed fee basis. The Company also generated revenue through EBS

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

by selling its document conversion, patient statement and paid-claims communication services, typically on a per document, per statement or per communication basis. Revenue for transaction services, patient statement and paid-claims communication services was recognized as the services were provided. EBS generally charged a one-time implementation fee to healthcare payers and providers at the inception of a contract, in connection with their related setup to submit and receive medical claims and other related transactions through EBS’s clearinghouse network. The implementation fees were deferred and amortized to revenue on a straight-line basis over the contract period of the related transaction processing services, which generally vary from one to three years.

Cash receipts or billings in advance of revenue recognition are recorded as deferred revenue in the accompanying consolidated balance sheets. The deferred revenue is reversed at the time revenue is recognized.

Sales, Use and Value Added Tax

The Company excludes sales, use and value added tax from revenue in the accompanying consolidated statements of operations.

Advertising Costs

Advertising costs are generally expensed as incurred and included in sales, marketing, general and administrative expense in the accompanying consolidated statements of operations. Advertising expense totaled $15,714, $18,825 and $18,862 in 2007, 2006 and 2005, respectively. Included in advertising expense were non-cash advertising costs of $5,264, $7,414 and $10,534 in 2007, 2006 and 2005, respectively. These non-cash advertising costs resulted from the issuance of the Company’s equity securities in connection with past advertising agreements with certain service providers. The values of the equity securities issued were capitalized and are being amortized as the advertisements are broadcast or over the term of the underlying agreement. As of December 31, 2007 and 2006, the current portion of unamortized prepaid advertising costs was $2,329 and $2,656, respectively, and is included in prepaid expenses and other current assets. As of December 31, 2007 and 2006, the long-term portion of unamortized prepaid advertising costs was $4,521 and $9,459, respectively, and is included in other assets.

Foreign Currency

The financial statements and transactions of the Company’s foreign facilities are generally maintained in their local currency. In accordance with SFAS No. 52, “Foreign Currency Translation,” the translation of foreign currencies into United States dollars is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using average exchange rates during the year. The gains or losses resulting from translation are included as a component of accumulated other comprehensive income within stockholders’ equity. Foreign currency transaction gains and losses are included in net income and were not material in any of the periods presented. The Company’s foreign operations, which are part of the Company’s Porex segment, are included in discontinued operations.

Concentration of Credit Risk

None of the Company’s customers individually accounted for more than 10% of the Company’s revenue in 2007, 2006 or 2005 or more than 10% of the Company’s accounts receivable as of December 31, 2007, 2006 or 2005, The Company’s revenue is principally generated in the United States. An adverse change in economic conditions in the United States could negatively affect the Company’s revenue and results of operations. Due to the acquisition of Conceptis Technologies, Inc., the Company recorded revenue from foreign customers of $3,660, $3,475 and $405 during the years ended December 31, 2007, 2006 and 2005, respectively.

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Income Taxes

Income taxes are accounted for using the liability method in accordance with SFAS No. 109, “Accounting for Income Taxes” (“SFAS 109”). Under this method, deferred income taxes are recognized for the future tax consequence of differences between the tax and financial reporting basis of assets and liabilities at each reporting period. A valuation allowance is established to reduce deferred tax assets to the amount expected to be realized. Tax contingencies are recorded to address potential exposure involving tax positions the Company has taken that could be challenged by tax authorities. These potential exposures result from applications of various statutes, rules, regulations and interpretations. The Company’s estimates of tax contingencies contain assumptions and judgments about potential actions by taxing jurisdictions.

On January 1, 2007, the Company adopted the Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), which clarifies the accounting for uncertainty in income taxes recognized in the financial statements in accordance with SFAS 109. The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. It also provides guidance on derecognizing, classification, interest and penalties, accounting in interim periods, disclosure and transition. Consistent with its historical financial reporting, the Company has elected to reflect interest and penalties related to uncertain tax positions as part of the income tax provision in the accompanying consolidated statements of operations. Upon adoption, the Company reduced its existing reserves for uncertain income tax positions by $1,475, primarily related to a reduction in state income tax matters. This reduction was recorded as a cumulative effect adjustment to accumulated deficit in the accompanying consolidated balance sheet. In addition, the Company reduced $5,213 of a deferred tax asset and its associated valuation allowance upon adoption of FIN 48.

Accounting for Stock-Based Compensation

On January 1, 2006, the Company adopted SFAS No. 123, “(Revised 2004): Share-Based Payment” (“SFAS 123R”), which replaces SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”) and supersedes APB 25. SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized as compensation expense over the service period (generally the vesting period) in the consolidated financial statements based on their fair values. The Company elected to use the modified prospective transition method and as a result, prior period results were not restated. Under the modified prospective transition method, awards that were granted or modified on or after January 1, 2006 are measured and accounted for in accordance with SFAS 123R. Unvested stock options and restricted stock awards that were granted prior to January 1, 2006 will continue to be accounted for in accordance with SFAS 123, using the same grant date fair value and same expense attribution method used under SFAS 123, except that all awards are recognized in the results of operations over the remaining vesting periods. The impact of forfeitures that may occur prior to vesting is also estimated and considered in the amount recognized for all stock-based compensation beginning January 1, 2006.

Prior to January 1, 2006, the Company accounted for stock-based employee compensation using the intrinsic value method under the recognition and measurement principles of APB 25, and related interpretations. In accordance with APB 25, the Company did not recognize stock-based compensation cost with respect to stock options granted with an exercise price equal to the market value of the underlying common stock on the date of grant. As a result, the recognition of stock-based compensation expense was generally limited to the expense related to restricted stock awards and stock option modifications, as well as the amortization of deferred compensation related to certain acquisitions in 2000. Additionally, all restricted stock awards and stock options granted prior to January 1, 2006 had graded vesting, and the Company valued these awards and recognized actual and pro-forma expense, with respect to restricted stock awards and stock options, as if each vesting portion of the award was a separate award. This resulted in an accelerated attribution of compensation expense over the vesting period. As permitted under SFAS 123R, the Company

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

began using a straight-line attribution method beginning January 1, 2006 for all stock options and restricted stock awards granted on or after January 1, 2006, but will continue to apply the accelerated attribution method for the remaining unvested portion of any awards granted prior to January 1, 2006.

Net Income Per Common Share

Basic income (loss) per common share and diluted income (loss) per common share are presented in conformity with SFAS No. 128, “Earnings Per Share” (“SFAS 128”). In accordance with SFAS 128, basic income (loss) per common share has been computed using the weighted-average number of shares of common stock outstanding during the period, increased to give effect to the participating rights of the convertible redeemable exchangeable preferred stock. Diluted income per common share has been computed using the weighted-average number of shares of common stock outstanding during the period, increased to give effect to potentially dilutive securities and assumes that any dilutive convertible notes were converted, only in the periods in which such effect is dilutive. Additionally, for purposes of calculating diluted income (loss) per common share of the Company, the numerator has been adjusted to consider the effect of potentially dilutive securities of WHC, which can dilute the portion of WHC’s net income otherwise retained by the Company. The following table presents the calculation of basic and diluted income (loss) per common share (shares in thousands):

	Years Ended December 31,
	2007	2006	2005

Numerator:
Income from continuing operations	$42,077	$378,785	$36,223
Convertible redeemable exchangeable preferred stock fee	174	350	350

Income from continuing operations — Basic	42,251	379,135	36,573
Interest expense on convertible notes	—	18,406	—
Effect of WHC dilutive securities	(2,053)	(189)	(125)

Income from continuing operations — Diluted	$40,198	$397,352	$36,448

(Loss) income from discontinued operations, net of tax — Basic	$(22,198)	$393,132	$32,588
Effect of WHC dilutive securities	(108)	4	1

(Loss) income from discontinued operations, net of tax — Diluted	$(22,306)	$393,136	$32,589

Denominator:
Common stock	174,052	268,596	331,109
Convertible redeemable exchangeable preferred stock	5,278	10,638	10,638

Weighted-average shares — Basic	179,330	279,234	341,747
Employee stock options, restricted stock and warrants	9,433	10,392	11,105
Convertible notes	—	42,016	—

Adjusted weighted-average shares — Diluted	188,763	331,642	352,852

Basic income (loss) per common share:
Income from continuing operations	$0.24	$1.36	$0.11
(Loss) income from discontinued operations	(0.13)	1.41	0.09

Net income	$0.11	$2.77	$0.20

Diluted income (loss) per common share:
Income from continuing operations	$0.21	$1.20	$0.10
(Loss) income from discontinued operations	(0.12)	1.18	0.10

Net income	$0.09	$2.38	$0.20

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company has excluded convertible subordinated notes and convertible notes, as well as certain outstanding warrants and stock options, from the calculation of diluted income (loss) per common share during the periods in which such securities were anti-dilutive. The following table presents the total number of shares that could potentially dilute income (loss) per common share in the future that were not included in the computation of diluted income (loss) per common share during the periods presented (shares in thousands):

	Years Ended December 31,
	2007	2006	2005

Options and warrants	19,762	50,505	60,007
Convertible notes	42,016	—	42,016

	61,778	50,505	102,023

Discontinued Operations

The Company accounts for discontinued operations in accordance with SFAS 144. Under SFAS 144, the operating results of a business unit are reported as discontinued if its operations and cash flows can be clearly distinguished from the rest of the business, the operations have been sold or will be sold within a year, there will be no continuing involvement in the operation after the disposal date and certain other criteria are met. Significant judgments are involved in determining whether a business component meets the criteria for discontinued operation reporting and the period in which these criteria are met.

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), “Business Combinations” (“SFAS 141R”), a replacement of FASB Statement No. 141. SFAS 141R is effective for fiscal years beginning on or after December 15, 2008 and applies to all business combinations. SFAS 141R provides that, upon initially obtaining control, an acquirer shall recognize 100 percent of the fair values of acquired assets, including goodwill, and assumed liabilities, with only limited exceptions, even if the acquirer has not acquired 100 percent of its target. As a consequence, the current step acquisition model will be eliminated. Additionally, SFAS 141R changes current practice, in part, as follows: (1) contingent consideration arrangements will be fair valued at the acquisition date and included on that basis in the purchase price consideration; (2) transaction costs will be expensed as incurred, rather than capitalized as part of the purchase price; (3) pre-acquisition contingencies, such as legal issues, will generally have to be accounted for in purchase accounting at fair value; and (4) in order to accrue for a restructuring plan in purchase accounting, the requirements in FASB Statement No. 146, “Accounting for Costs Associated with Exit or Disposal Activities,” would have to be met at the acquisition date. While there is no expected impact to the Company’s consolidated financial statements on the accounting for acquisitions completed prior to December 31, 2008, the adoption of SFAS 141R on January 1, 2009 could materially change the accounting for business combinations consummated subsequent to that date.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — An Amendment of ARB No. 51,” (“SFAS 160”). SFAS 160 requires the recognition of a noncontrolling interest (minority interest) as equity in the financial statements and separate from the parent’s equity. The amount of net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the results of operations. SFAS 160 clarifies that changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest. In addition, this statement requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. Such gain or loss will be measured using the fair value of the noncontrolling equity investment on the deconsolidation date. SFAS 160 also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interest. SFAS 160 is effective for

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

financial statements issued for fiscal years beginning after December 15, 2008 and is to be applied prospectively as of the beginning of the fiscal year in which the statement is applied. Early adoption is not permitted. The Company is currently evaluating the impact that SFAS 160 will have on its operations, financial position and cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of SFAS 115” (“SFAS 159”), which permits but does not require us to measure financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. As the Company does not expect to elect to fair value any of our financial instruments under the provisions of SFAS 159, the adoption of this statement is not expected to have any impact on the Company’s consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in GAAP and establishes a hierarchy that categorizes and prioritizes the sources to be used to estimate fair value. SFAS 157 also expands financial statement disclosures about fair value measurements. On February 6, 2008, the FASB issued FASB Staff Position 157-b (“FSP 157-b”) which delays the effective date of SFAS 157 for one year for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). SFAS 157 and FSP 157-b are effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company has elected a partial deferral of SFAS 157 under the provisions of FSP 157-b related to the measurement of fair value used when evaluating goodwill, other intangible assets and other long-lived assets for impairment and valuing asset retirement obligations and liabilities for exit or disposal activities. The impact of partially adopting SFAS 157 effective January 1, 2008 is not expected to be material to the Company’s consolidated financial statements.

Reclassifications

Certain reclassifications have been made to the prior period financial statements to conform to the current year presentation.

2.	Discontinued Operations

ViPS and Porex

In November 2007, the Company announced its intention to propose a transaction that would allow HLTH’s stockholders to participate more directly in the ownership of WHC stock. Also at that time, the Company announced its intention to explore potential sales transactions for its ViPS and Porex businesses, as the cash proceeds from the potential sales of ViPS and Porex would partially fund the cash necessary to consummate the potential transaction with WHC.

In February 2008, the Company announced the WHC Merger (as defined in Note 23) and its intention to divest the ViPS and Porex segments. These divestitures are not dependent on the WHC Merger and do not require shareholder approval. The Company expects the disposal of these entities will be completed within one year. As a result of the Company’s intention to divest the ViPS and Porex segments, the financial information of these businesses has been reclassified to discontinued operations in the accompanying consolidated financial statements.

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

ViPS

Summarized operating results for ViPS for the years ended December 31, 2007, 2006 and 2005 are as follows:

	Years Ended December 31,
	2007	2006	2005

Revenue	$103,083	$98,874	$90,313

Earnings before taxes	$6,601	$6,752	$4,800

The major classes of assets and liabilities of ViPS as of December 31, 2007 and 2006 are as follows:

	December 31,
	2007	2006

Assets of discontinued operations:
Accounts receivable, net	$17,240	$19,378
Property and equipment, net	4,020	4,182
Goodwill	71,253	71,253
Intangible assets, net	47,815	58,498
Deferred tax assets	804	1,075
Other assets	2,833	3,154

Total	$143,965	$157,540

Liabilities of discontinued operations:
Accounts payable	$1,599	$1,595
Accrued expenses and other	4,370	5,213
Deferred revenue	10,982	9,757
Deferred tax liability	16,924	21,525

Total	$33,875	$38,090

Porex

Summarized operating results for Porex for the years ended December 31, 2007, 2006 and 2005 are as follows:

	Years Ended December 31,
	2007	2006	2005

Revenue	$92,581	$85,702	$79,124

Earnings before taxes	$20,790	$16,862	$16,827

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The major classes of assets and liabilities of Porex as of December 31, 2007 and 2006 are as follows:

	December 31,
	2007	2006

Assets of discontinued operations:
Accounts receivable, net	$12,922	$12,658
Inventory	11,772	9,966
Property and equipment, net	21,176	21,782
Goodwill	43,283	42,932
Intangible assets, net	24,872	25,707
Deferred tax assets	1,420	1,204
Other assets	3,554	2,395

Total	$118,999	$116,644

Liabilities of discontinued operations:
Accounts payable	$1,533	$1,624
Accrued expenses	7,684	6,243
Deferred tax liability	24,375	7,296
Other long-term liabilities	101	200

Total	$33,693	$15,363

ACS/ACP Business

As of December 31, 2007, the Company, through WHC, entered into an Asset Sale Agreement and completed the sale of certain assets and certain liabilities of its medical reference publications business, including the publications ACP Medicine and ACS Surgery: Principles and Practice, to Decker Intellectual Properties Inc. and BC Decker Inc. ACP Medicine and ACS Surgery are official publications of the American College of Physicians and the American College of Surgeons, respectively. As a result of the sale, the historical financial information of the ACS/ACP Business has been reclassified as discontinued operations in the accompanying consolidated financial statements. The Company will receive net cash proceeds of $2,809, consisting of $1,328 received in January 2008 and $1,481 which will be received by June 30, 2008. The Company incurred approximately $800 of professional fees and other expenses associated with the sale of the ACS/ACP Business. In connection with the sale, the Company recognized a pre-tax gain of $3,394, which is included in income from discontinued operations in the accompanying consolidated statement of operations for the year ended December 31, 2007. Summarized operating results for the ACS/ACP Business and the gain recognized on the sale are as follows:

	Years Ended December 31,
	2007	2006	2005

Revenue	$4,219	$5,105	$5,028

(Loss) earnings before taxes	$(129)	$385	$161

Gain on disposal before taxes	$3,394	$—	$—

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The assets and liabilities of the ACS/ACP Business are reflected as discontinued operations as of December 31, 2006 and were comprised of the following:

Assets of discontinued operations:
Other assets	$48

Total	$48

Liabilities of discontinued operations:
Deferred revenue	$1,645

Total	$1,645

EPS

In February 2006, the Company announced that, in connection with inquiries received from several third parties expressing an interest in acquiring EPS and EBS, the Company’s Board of Directors authorized commencing a process to evaluate strategic alternatives relating to EPS and EBS. For information regarding the sale transaction involving EBS, see Note 3.

On August 8, 2006, the Company entered into a Stock Purchase Agreement for the sale of EPS to Sage Software, Inc. (“Sage Software”), an indirect wholly owned subsidiary of The Sage Group plc. On September 14, 2006, the Company completed the sale of Emdeon Practice Services, Inc., which together with its subsidiaries comprised EPS (the “EPS Sale”). Accordingly, the historical financial information of EPS has been reclassified as discontinued operations in the accompanying consolidated financial statements. The Company and Sage Software made an IRC Section 338(h)(10) election and treated the EPS Sale as a sale of assets for tax purposes. The Company received cash proceeds of $532,991, net of professional fees and other expenses associated with the EPS Sale. These cash proceeds include the receipt of $11,667 that was released from escrow in September 2007, but does not include $23,333 being held in escrow as security for the Company’s indemnification obligations under the Stock Purchase Agreement. The amount in escrow is scheduled to be released in March 2008, subject to pending and paid claims, if any, and is included in other current assets in the accompanying consolidated balance sheet as of December 31, 2007. In connection with the EPS Sale, the Company recognized a gain of $353,158, which is included in income from discontinued operations, net of tax of $33,037, in the accompanying consolidated statements of operations during the year ended December 31, 2006.

In connection with the EPS Sale, the Company entered into a transition services agreement with EPS whereby it provided EPS with certain administrative services, including payroll, accounting, purchasing and procurement, tax and human resource services, as well as IT support. The transition services agreement terminated on December 31, 2007 and the fee charged to EPS for the year ended December 31, 2007 and the period from September 15, 2006 to December 31, 2006 was $3,894 and $2,099, respectively. The fee is included in the Company’s Corporate segment, and within other expense, net in the accompanying consolidated statement of operations for the years ended December 31, 2007 and 2006.

In connection with the EPS Sale, EPS agreed to continue its strategic relationship with WebMD and to integrate WebMD’s personal health record with the clinical products, including the electronic medical record, of EPS to allow import of data from one to the other, subject to applicable law and privacy and security requirements.

The Company has certain indemnity obligations to advance amounts for reasonable defense costs for initially ten and now nine former officers and directors of EPS, who were indicted in connection with the previously disclosed investigation by the United States Attorney for the District of South Carolina (the “Investigation”), which is more fully described in Note 12, “Commitments and Contingencies.” In connection

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

with the sale of EPS, the Company agreed to indemnify Sage Software relating to these indemnity obligations. During the quarter ended June 30, 2007, based on information it had recently received at that time, the Company determined a reasonable estimate of the range of probable costs with respect to its indemnification obligation and accordingly, recorded a pre-tax charge of $57,774, which represented the Company’s estimate of the low end of the probable range of costs related to this matter. The Company had reserved the low end of the probable range of costs because no estimate within the range was a better estimate than any other amount. That estimate included assumptions as to the duration of the trial and pre-trial periods, and the defense costs to be incurred during these periods. During the quarter ended December 31, 2007, the Company updated the estimate of the range of its indemnification obligation, and as a result, recorded an additional pre-tax charge of $15,573, which reflects the increase in the low end of the probable range of costs related to this matter. As of December 31, 2007, the probable range of future costs with respect to this matter is approximately $46,600 to $70,500. The increase in this estimate is primarily due to a delay in the expected trial date and an increase in the estimated costs during the pre-trial period. The ultimate outcome of this matter is still uncertain, and accordingly, the amount of cost the Company may ultimately incur could be substantially more than the reserve the Company has currently provided. If the recorded reserves are insufficient to cover the ultimate cost of this matter, the Company will need to record additional charges to its consolidated statement of operations in future periods. The remaining accrual related to this obligation is $55,563 and is reflected as liabilities of discontinued operations in the accompanying consolidated balance sheet as of December 31, 2007.

Also included in loss from discontinued operations for the year ended December 31, 2007 is stock-based compensation expense from the Company’s equity held by EPS employees, offset by a reduction of certain sales and use tax contingencies, which were indemnified by the Company for Sage Software, resulting from the expiration of statutes.

Summarized operating results for the discontinued operations of EPS through September 14, 2006, the indemnification obligation and the gain recorded on disposal were as follows:

	Years Ended December 31,
	2007	2006	2005

Revenue	$—	$212,329	$304,175

(Loss) earnings before taxes (a)	$(58,722)	$19,469	$16,909

Gain on disposal before taxes	$662	$386,195	$—

(a)	In 2007, the amount includes (i) the aggregate charge of $73,347 related to the indemnification obligation and (ii) the benefit of $14,625 related to insurance settlements (see Note 12).

3.	Emdeon Business Services

Sale of Interest in Emdeon Business Services

On November 16, 2006, the Company completed the sale of a 52% interest in EBS to an affiliate of General Atlantic LLC (“GA”). The 2006 EBS Sale was structured so that the Company and GA each own interests in a limited liability company, EBS Master LLC (“EBSCo”), which owns the entities comprising EBS through a wholly owned limited liability company, Emdeon Business Services LLC. The Company received gross cash proceeds of approximately $1,209,000 at closing, and received $11,099 subsequent to December 31, 2006 in connection with the working capital adjustment. Additionally, the Company advanced cash of $10,000 to EBSCo at closing, to support general working capital needs, and paid $10,016 of expenses on EBSCo’s behalf through December 31, 2006. These amounts are included in due from EBS Master LLC in the accompanying consolidated balance sheet as of December 31, 2006 and were repaid in full subsequent to December 31, 2006. The acquisition was financed with approximately $925,000 in bank debt and an investment of approximately $320,000 by GA. The bank debt is an obligation of Emdeon Business Services

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

LLC and is guaranteed by EBSCo, but is not an obligation of or guaranteed by the Company. In connection with the 2006 EBS Sale, the Company recognized a gain of $352,297, which considers approximately $16,103 of professional fees and other expenses associated with the 2006 EBS Sale. During the three months ended March 31, 2007, the Company recognized a gain of $399 which relates to the finalization of the working capital adjustment.

In connection with the 2006 EBS Sale, the Company entered into a transition services agreement whereby it provided EBSCo with certain administrative services, including payroll, accounting, tax, treasury, contract and litigation support, real estate vendor management and human resource services, as well as IT support. Additionally, EBSCo provided certain administrative services to the Company, including telecommunication infrastructure and management services, data center support, purchasing and procurement and certain other services. Some of the services provided by EBSCo to HLTH were, in turn, used to fulfill HLTH’s obligation to provide transition services to EPS. The transition services agreement terminated on December 31, 2007 and the fee charged to EBSCo of $3,009 and $610 for the year ended December 31, 2007 and the period from November 17, 2006 to December 31, 2006; net of the amount charged to the Company of $1,070 and $185, respectively, is included in the Company’s Corporate segment, and within other income (expense), net in the accompanying statements of operations for the year ended December 31, 2007 and 2006.

In connection with the 2006 EBS Sale, EBSCo agreed to continue its strategic relationship with WebMD and to market WebMD’s online decision-support platform and tools that support consumer directed health plans and health savings accounts to its payer customers for integration into their consumer directed health plan offerings. In addition, EBSCo agreed to license certain de-identified data to HLTH and its subsidiaries, including WebMD, for use in the development and commercialization of certain applications that use clinical information, including consumer decision-support applications.

Equity Investment in EBSCo

The Company’s 48% ownership interest in EBSCo is reflected as an investment in the Company’s consolidated financial statements, accounted for under the equity method. The 48% equity interest is $25,261 at December 31, 2007, which results in a difference of $119,987 in the carrying value and the underlying equity in the investment. This difference is principally due to the excess of the fair value of EBSCo’s net assets as adjusted for in purchase accounting, over the carryover basis of the Company’s investment in EBSCo. The Company’s share of EBSCo’s net earnings after the date of sale is reported as equity in earnings of EBS Master LLC in our accompanying consolidated statements of operations. On February 8, 2008, the Company entered into a Securities Purchase Agreement and simultaneously completed the sale of its 48% minority ownership interest in EBSCo for $575,000 in cash to an affiliate of GA and affiliates of Hellman & Friedman, LLC. See Note 23 for a further description of this transaction.

The following is summarized financial information of EBSCo for the year ended December 31, 2007, for the period from November 17, 2006 to December 31, 2006 and as of December 31, 2007 and 2006:

		Period From
		November 17, 2006
	Year Ended	through
	December 31, 2007	December 31, 2006

Statement of Operations Data:
Revenue	$808,537	$87,903
Cost of operations	517,884	56,775
Net income (loss)	34,493	(1,198)

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	December 31,
	2007	2006

Balance Sheet Data:
Current assets	$168,108	$164,207
Noncurrent assets	1,179,116	1,197,641

Total Assets	$1,347,224	$1,361,848

Current liabilities	$104,404	$125,837
Noncurrent liabilities	940,220	959,535
Members’ equity	302,600	276,476

Total Liabilities and Members’ Equity	$1,347,224	$1,361,848

4.	Business Combinations

2006 Acquisitions

On December 15, 2006, the Company acquired, through WHC, all of the outstanding limited liability company interests of Subimo, LLC (“Subimo”), a privately held provider of healthcare decision support applications to large employers, health plans and financial institutions. The total purchase consideration for Subimo was approximately $59,320, comprised of $32,820 in cash paid at closing, net of cash acquired, $26,000 of WHC equity and $500 of estimated acquisition costs. Pursuant to the terms of the purchase agreement, WHC deferred the issuance of the $26,000 of equity, equal to 640,930 shares of WHC Class A Common Stock (the “Deferred Shares”), until December 2008. While a maximum of 246,508 of these shares may be used to settle any outstanding claims or warranties against the seller, the remaining 394,422 of these shares will be issued with certainty. Issuance of a portion of these shares may be further deferred until December 2010 subject to certain conditions. If the Deferred Shares have a market value that is less than $24.34 per share when issued, then WHC will pay additional consideration equal to this shortfall, either in the form of WHC Class A Common Stock or cash, in its sole discretion. The acquisition was accounted for using the purchase method of accounting and, accordingly, the purchase price was allocated to the tangible and intangible assets acquired and the liabilities assumed on the basis of their respective fair values. In connection with the allocation of the purchase price and intangible asset valuation, goodwill of $47,776 and intangible assets subject to amortization of $12,300 were recorded. The goodwill and intangible assets recorded will be deductible for tax purposes. The intangible assets are comprised of $10,000 relating to customer relationships with estimated useful lives of twelve years and $2,300 relating to acquired technology with an estimated useful life of three years. The results of operations of Subimo have been included in the financial statements of the Company from December 15, 2006, the closing date of the acquisition, and are included in the WebMD Online Services segment.

On September 11, 2006, the Company acquired, through WHC, the interactive medical education, promotion and physician recruitment businesses of Medsite, Inc. (“Medsite”). Medsite provides e-detailing services for pharmaceutical, medical device and healthcare companies, including program development, targeted recruitment and online distribution and delivery. In addition, Medsite provides educational programs to physicians. The total purchase consideration for Medsite was approximately $31,467, comprised of $30,682 in cash, net of cash acquired, and $785 of acquisition costs. The acquisition was accounted for using the purchase method of accounting and, accordingly, the purchase price was allocated to the tangible and intangible assets acquired and the liabilities assumed on the basis of their respective fair values. In connection with the allocation of the purchase price and intangible asset valuation, goodwill of $31,934 and intangible assets subject to amortization of $11,000 were recorded. The goodwill and intangible assets recorded will be deductible for tax purposes. The intangible assets are comprised of $6,000 relating to customer relationships

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

with estimated useful lives of twelve years, $2,000 relating to a trade name with an estimated useful life of ten years, $2,000 relating to content with an estimated useful life of four years and $1,000 relating to acquired technology with an estimated useful life of three years. The results of operations of Medsite have been included in the financial statements of the Company from September 11, 2006, the closing date of the acquisition, and are included in the WebMD Online Services segment.

On July 18, 2006, the Company acquired, through EBS, Interactive Payer Network, Inc. (“IPN”), a privately held provider of healthcare electronic data interchange services. The total purchase consideration for IPN was approximately $3,907, comprised of $3,799 in cash, net of cash acquired, and $108 of acquisition costs. In addition, the Company agreed to pay up to an additional $3,000 in cash over a two-year period beginning in August 2007 if certain financial milestones are achieved. The acquisition was accounted for using the purchase method of accounting and, accordingly, the purchase price was allocated to the tangible and intangible assets acquired and the liabilities assumed on the basis of their respective fair values. In connection with the preliminary allocation of the purchase price, goodwill of $3,692 was recorded. The goodwill recorded will be deductible for tax purposes. The IPN business is part of the EBS businesses that were sold on November 16, 2006. Accordingly, the results of operations of IPN have been included in the financial statements of the Company, specifically within the Emdeon Business Services segment, from July 18, 2006 (the closing date of the acquisition) through November 16, 2006 (the closing date of the 2006 EBS Sale). The obligation to pay up to $3,000 in earn out payments was also transferred in connection with the 2006 EBS Sale and is no longer an obligation of the Company.

On June 13, 2006, the Company acquired, through WHC, Summex Corporation (“Summex”), a provider of health and wellness programs that include online and offline health risk assessments, lifestyle education and personalized telephonic health coaching. The total purchase consideration for Summex was approximately $30,191, comprised of $29,691 in cash, net of the cash acquired, and $500 of acquisition costs. In addition, the Company has agreed to pay up to an additional $5,000 in cash in June 2008 if certain financial milestones are achieved. The acquisition was accounted for using the purchase method of accounting and, accordingly, the purchase price was allocated to the tangible and intangible assets acquired and the liabilities assumed on the basis of their respective fair values. In connection with the allocation of the purchase price and intangible asset valuation, goodwill of $19,000 and intangible assets subject to amortization of $11,300 were recorded. The goodwill and intangible assets recorded will not be deductible for tax purposes. The intangible assets are comprised of $6,000 relating to customer relationships with estimated useful lives of eleven years, $2,700 relating to acquired technology with an estimated useful life of three years, $1,100 relating to content with an estimated useful life of four years and $1,500 relating to a trade name with an estimated useful life of ten years. The results of operations of Summex have been included in the financial statements of the Company from June 13, 2006, the closing date of the acquisition, and are included in the WebMD Online Services segment.

On January 17, 2006, the Company acquired, through WHC, eMedicine.com, Inc. (“eMedicine”), a privately held online publisher of medical reference information for physicians and other healthcare professionals. The total purchase consideration for eMedicine was approximately $25,195, comprised of $24,495 in cash, net of cash acquired, and $700 of acquisition costs. The acquisition was accounted for using the purchase method of accounting and, accordingly, the purchase price was allocated to the tangible and intangible assets acquired and the liabilities assumed on the basis of their respective fair values. In connection with the allocation of the purchase price and intangible asset valuation, goodwill of $20,704 and an intangible asset subject to amortization of $6,390 were recorded. The goodwill and intangible asset recorded will not be deductible for tax purposes. The intangible assets recorded were $4,300 relating to content with an estimated useful life of three years, $1,000 relating to acquired technology with an estimated useful life of three years, $790 relating to a trade name with an estimated useful life of ten years and $300 relating to customer relationships with estimated useful lives of ten years. The results of operations of eMedicine have been included in the financial statements of the Company from January 17, 2006, the closing date of the acquisition, and are included in the WebMD Online Services segment

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2005 Acquisitions

On December 2, 2005, the Company acquired, through WHC, the assets of and assumed certain liabilities of Conceptis Technologies, Inc. (“Conceptis”), a privately held Montreal-based provider of online and offline medical education and promotion aimed at physicians and other healthcare professionals. The total purchase consideration for Conceptis was approximately $19,859, comprised of $19,256 in cash and $603 of estimated acquisition costs. The acquisition was accounted for using the purchase method of accounting and, accordingly, the purchase price was allocated to the tangible and intangible assets acquired and the liabilities assumed on the basis of their respective fair values. In connection with the allocation of the purchase price and intangible asset valuation, goodwill of $14,694 and intangible assets subject to amortization of $6,140 were recorded. The goodwill and intangible assets recorded will be deductible for tax purposes. The intangible assets recorded were $1,900 relating to content with an estimated useful life of two years, $3,300 relating to acquired technology with an estimated useful life of three years and $940 relating to a trade name with an estimated useful life of ten years. The results of operations of Conceptis have been included in the financial statements of the Company from December 2, 2005, the closing date of the acquisition, and are included in the WebMD Online Services and the WebMD Publishing and Other Services segments.

On March 14, 2005, the Company acquired HealthShare Technology, Inc. (“HealthShare”), a privately held company that provides online tools that compare cost and quality measures of hospitals for use by consumers, providers and health plans. The total purchase consideration for HealthShare was approximately $29,985, comprised of $29,533 in cash, net of cash acquired, and $452 of acquisition costs. The acquisition was accounted for using the purchase method of accounting and, accordingly, the purchase price was allocated to the tangible and intangible assets acquired and the liabilities assumed on the basis of their respective fair values. In connection with the allocation of the purchase price, goodwill of $24,609 and intangible assets subject to amortization of $8,500 were recorded. The goodwill and intangible assets recorded will not be deductible for tax purposes. The intangible assets are comprised of $7,500 relating to customer relationships with estimated useful lives of five years and $1,000 relating to acquired technology with an estimated useful life of three years. The results of operations of HealthShare have been included in the financial statements of the Company from March 14, 2005, the closing date of the acquisition, and are included in the WebMD Online Services segment.

Condensed Balance Sheet Data

The following table summarizes the tangible and intangible assets acquired, the liabilities assumed and the consideration paid for each acquisition:

			Other			Total
	Accounts	Deferred	Tangible Assets	Intangible		Purchase
	Receivable	Revenue	(Liabilities), net	Assets	Goodwill	Price

2006
Subimo	$1,725	$(6,900)	$4,419	$12,300	$47,776	$59,320
Medsite	2,469	(13,124)	(812)	11,000	31,934	31,467
IPN	358	—	(143)	—	3,692	3,907
Summex	1,064	(1,173)	—	11,300	19,000	30,191
eMedicine	1,717	(2,612)	(1,004)	6,390	20,704	25,195
2005
Conceptis	2,893	(2,866)	(1,002)	6,140	14,694	19,859
HealthShare	1,925	(4,622)	(427)	8,500	24,609	29,985

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Unaudited Pro Forma Information

The following unaudited pro forma financial information for the year ended December 31, 2006 gives effect to the acquisitions of Subimo, Medsite, IPN, Summex and eMedicine, including the amortization of intangible assets, as if the acquisitions had occurred on January 1, 2006. The information is provided for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred if the transactions had been consummated on the date indicated, nor is it necessarily indicative of future operating results of the consolidated companies, and should not be construed as representative of these results for any future period.

Year Ended
December 31, 2006

Revenue	$933,788
Income from continuing operations	370,837
Net income	763,969
Basic income per common share:
Income from continuing operations	$1.33

Net income	$2.74

Diluted income per common share:
Income from continuing operations	$1.17

Net income	$2.36

5.	WebMD Health Corp.

Initial Public Offering

In May 2005, the Company formed WHC as a wholly-owned subsidiary to act as a holding company for the business of the WebMD Segments and to issue shares in an initial public offering. In September 2005, the Company contributed to WHC the subsidiaries, the assets and the liabilities included in the Company’s WebMD segment. On September 28, 2005, WHC sold, in an initial public offering, 7,935,000 shares of its Class A Common Stock at $17.50 per share. This resulted in proceeds of approximately $129,142, net of underwriting discounts of $9,721, which was retained by WHC to be used for working capital and general corporate purposes. Additionally, the Company incurred approximately $5,800 of legal, accounting, printing and other expenses related to the offering.

Minority Interest

The Company owned, on December 31, 2007 and 2006, the 48,100,000 shares of WHC Class B Common Stock that it owned at the time of the initial public offering, representing ownership of 84.1% and 85.2%, respectively, of the outstanding WHC Common Stock. WHC Class A Common Stock has one vote per share, while WHC Class B Common Stock has five votes per share. As a result, the WHC Class B Common Stock owned by the Company represented, as of December 31, 2007 and 2006, 96.2% and 96.5%, respectively, of the combined voting power of WHC’s outstanding Common Stock. Each share of WHC Class B Common Stock is convertible at the Company’s option into one share of WHC Class A Common Stock. In addition, shares of WHC Class B Common Stock will automatically be converted, on a one-for-one basis, into shares of WHC Class A Common Stock on a transfer to any person other than a majority-owned subsidiary of the Company or a successor of the Company. On the fifth anniversary of the closing date of the initial public offering, all then outstanding shares of WHC Class B Common Stock will automatically be converted, on a one-for-one basis, into shares of WHC Class A Common Stock.

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

As of December 31, 2007 and 2006, the minority stockholders’ proportionate share of the equity in WHC of $131,353 and $101,860, respectively, is reflected as Minority Interest in WHC in the accompanying consolidated balance sheets. The minority stockholders’ proportionate share of net income for the years ended December 31, 2007, 2006 and 2005 was $10,667, $405 and $775, respectively.

Relationships between the Company and WHC

The Company entered into a number of agreements with WHC governing the future relationship of the companies, including a Services Agreement, a Tax Sharing Agreement and an Indemnity Agreement. These agreements cover a variety of matters, including responsibility for certain liabilities, including tax liabilities, as well as matters related to providing WHC with administrative services, such as payroll, accounting, tax, employee benefit plan, employee insurance, intellectual property, legal and information processing services. Under the Services Agreement, the Company will receive an amount that reasonably approximates its cost of providing services to WHC. The Company has agreed to make the services available to WHC for up to five years; however, WHC is not required, under the Services Agreement, to continue to obtain services from the Company and is able to terminate services, in whole or in part, at any time generally by providing, with respect to the specified services or groups of services, 60 days’ prior notice and, in some cases, paying a nominal termination fee to cover costs relating to the termination. On January 31, 2006, the Company entered into additional agreements with WHC in which both parties agreed to support each other’s product development and marketing efforts of specific product lines for agreed upon fees, as defined in the agreements. These agreements were amended, in connection with the EPS Sale and 2006 EBS Sale, to separate the provisions applicable to each of HLTH, EPS and EBS and to make certain modifications in the relationships between WebMD and each of those parties. In amended agreements with WebMD, EPS agreed to continue its strategic relationship with WebMD and to integrate WebMD’s personal health record with the clinical products of EPS, including the electronic medical record, to allow import of data from one to the other, subject to applicable law and privacy and security requirements. In amended agreements with WebMD, EBS agreed to continue its strategic relationship with WebMD and to market WebMD’s online decision-support platform and tools that support consumer directed health plans and health savings accounts to its payer customers for integration into their consumer directed health offerings. In addition, EBS agreed to license certain de-identified data to HLTH and its subsidiaries, including WebMD, for use in the development and commercialization of certain applications that use clinical information, including consumer decision-support applications.

On February 15, 2006, the Company amended the Tax Sharing Agreement with WHC. Under the amended Tax Sharing Agreement, the Company agreed to reimburse WHC, at the current federal statutory tax rate of 35%, for net operating loss carryforwards attributable to WHC that are utilized by the Company as a result of certain types of extraordinary transactions, as defined in the Tax Sharing Agreement, which includes the EPS Sale and 2006 EBS Sale. During 2007, the Company reimbursed WHC $149,682 as the payment required pursuant to the Tax Sharing Agreement with respect to the EPS Sale and the 2006 EBS Sale. The total cash reimbursement resulted in an increase to minority interest and a decrease to additional paid-in capital of $23,930, reflecting the portion of the aggregate reimbursement of $149,862 that related to the minority interest shareholders.

Gain Upon Sale of WHC Class A Common Stock

In connection with the initial public offering on September 28, 2005, the Company recorded a gain on the sale of WHC Class A Common Stock in the amount of approximately $82,275, which was reflected as an adjustment to additional paid-in capital in accordance with SAB 51. As a result of the sale of WHC Class A Common Stock at the time of the initial public offering, the Company’s ownership of WHC was reduced to 85.8%.

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

During the years ended December 31, 2007 and 2006, the issuance of WHC Class A Common Stock resulted in an aggregate SAB 51 gain to equity of $14,492 and $5,152, respectively, in connection with stock option exercises, restricted stock releases and annual board retainers discussed in Note 13.

Also during 2006, WHC purchased Subimo for cash and $26,000 of WHC equity (see Note 4). Pursuant to the terms of the purchase agreement, the $26,000 of WHC equity, equal to 640,930 shares of WHC Class A Common Stock, will not be issued until December 2008, subject to certain conditions. While a maximum of 246,508 of these shares may be used to settle any outstanding claims or warranties against the sellers, the remaining 394,422 of these shares will be issued with certainty. Accordingly, the Company recorded an additional SAB 51 gain to equity of $11,627, in connection with the issuance of these 394,422 shares.

As a result of the issuance of the WHC Class A Common Stock in 2006 and 2007, the Company’s ownership percentage in WHC decreased from 85.8% in 2005 to 85.2% in 2006 and then to 84.1% in 2007.

6.	Significant Transactions

America Online, Inc.

In May 2001, the Company entered into an agreement for a strategic alliance with Time Warner, Inc. (“Time Warner”). Under the agreement, the Company was the primary provider of healthcare content, tools and services for use on certain America Online (“AOL”) properties. The agreement ended on May 1, 2007. Under the agreement, the Company and AOL shared certain revenue from advertising, commerce and programming on the health channels of the AOL properties and on a co-branded service created for AOL by the Company.

The Company was entitled to share in revenue and was guaranteed a minimum of $12,000 during each contract year from May 1, 2005 through May 1, 2007 when the agreement ended, for its share of advertising revenue. Included in the accompanying consolidated statement of operations during the years ended December 31, 2007, 2006 and 2005 was revenue of $2,658, $8,312 and $7,805, respectively, related to sales to third parties of advertising and sponsorship on the AOL health channels, primarily sold through the Company’s sales organization. Also included in revenue during the years ended December 31, 2007, 2006 and 2005 was revenue of $1,515, $5,125 and $5,951, respectively, related to such guarantee.

News Corporation

In connection with the strategic relationship with News Corporation entered into in 2000 and amended in 2001, the Company received the rights to an aggregate of $205,000 of advertising services from News Corporation to be used over nine years expiring in 2009 in exchange for equity securities of the Company. The amount of advertising services received in any contract year is based on the current market rates in effect at the time the advertisement is placed. Additionally, the amount of advertising services that can be used in any contract year is subject to contract limitations. The advertising services were recorded at fair value determined using a discounted cash flow methodology. Also as part of the same relationship, the Company licensed its content to News Corporation for use across News Corporation’s media properties for four years, which ended in January 2005, for cash payments totaling $12,000 per contract year. The remaining current and long-term portions of the prepaid advertising services are included in prepaid expenses and other current assets, and other assets, respectively, in the accompanying consolidated balance sheets.

7.	Convertible Redeemable Exchangeable Preferred Stock

On March 19, 2004, the Company issued $100,000 of Convertible Redeemable Exchangeable Preferred Stock (the “Preferred Stock”) in a private transaction to CalPERS/PCG Corporate Partners, LLC (“CalPERS/PCG Corporate Partners”). CalPERS/PCG Corporate Partners is a private equity fund managed by the Pacific Corporate Group and principally backed by California Public Employees’ Retirement System, or CalPERS.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Preferred Stock had a liquidation preference of $100,000 in the aggregate and was convertible into 10,638,297 shares of HLTH’s Common Stock in the aggregate, representing a conversion price of $9.40 per share of common stock. So long as the Preferred Stock remained outstanding, the Company was required to pay to CalPERS/PCG Corporate Partners, on a quarterly basis, an aggregate annual fee of 0.35% of the face amount of the then outstanding Preferred Stock. Holders of the Preferred Stock had the right to vote, together with the holders of HLTH’s Common Stock on an as converted to common stock basis, on matters that were put to a vote of the common stock holders. The Certificate of Designations for the Preferred Stock also provided that the Company would not, without the prior approval of holders of 75% of the shares of Preferred Stock then outstanding, voting as a separate class, issue any additional shares of the Preferred Stock, or create any other class or series of capital stock that ranks senior to or on a parity with the Preferred Stock.

On June 26, 2007, the Company notified the Holder that it had elected to redeem all outstanding shares of its Preferred Stock. On June 29, 2007, prior to the date set for the redemption, the Holder converted all of the then outstanding Preferred Stock to Common Stock. In aggregate, 10,000 shares of Preferred Stock were converted to 10,638,297 shares of HLTH Common Stock during 2007.

The Company incurred issuance costs related to the Preferred Stock of approximately $1,885, which were recorded against the Preferred Stock in the accompanying consolidated balance sheets. The issuance costs were being amortized to accretion of convertible redeemable exchangeable preferred stock, using the effective interest method over the period from issuance through March 19, 2012. In 2007, 2006 and 2005, $117, $235 and $234, respectively, were recorded to accretion of convertible redeemable exchangeable preferred stock, included within stockholders’ equity. In connection with the conversion of the Preferred Stock to Common Stock, the unamortized portion of the deferred issuance costs related to the Preferred Stock of $1,115 was reflected as a reduction to stockholders’ equity.

8.	Convertible Notes

$300,000 3 1/8% Convertible Notes due 2025

On August 24, 2005, the Company issued $300,000 aggregate principal amount of 3 1/8% Convertible Notes due 2025 (the “3 1/8% Notes”) in a private offering. Unless previously redeemed or converted, the 3 1/8% Notes will mature on September 1, 2025. Interest on the 3 1/8% Notes accrues at the rate of 3 1/8% per annum and is payable semiannually on March 1 and September 1, commencing March 1, 2006. The Company will also pay contingent interest of 0.25% per annum to the holders of the 3 1/8% Notes during specified six-month periods, commencing with the six-month period beginning on September 1, 2012, if the average trading price of a 3 1/8% Note for the specified period equals 120% or more of the principal amount of the 3 1/8% Note.

The 3 1/8% Notes are convertible into an aggregate of 19,273,393 shares of the Company’s common stock (representing a conversion price of $15.57 per share). Holders of the 3 1/8% Notes may require the Company to repurchase their 3 1/8% Notes on September 1, 2012, September 1, 2015 and September 1, 2020, at a price equal to 100% of the principal amount of the 3 1/8% Notes being repurchased, plus any accrued and unpaid interest, payable in cash. Additionally, the holders of the 3 1/8% Notes may require the Company to repurchase the 3 1/8% Notes upon a change in control of the Company at a price equal to 100% of the principal amount of the 3 1/8% Notes, plus accrued and unpaid interest, payable in cash or, at the Company’s option, in shares of the Company’s common stock or in a combination of cash and shares of the Company’s common stock. On or after September 5, 2010, September 5, 2011 and September 5, 2012, the 3 1/8% Notes are redeemable, at the option of the Company, for cash at redemption prices of 100.893%, 100.446% and 100.0%, respectively, plus accrued and unpaid interest.

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

$350,000 1.75% Convertible Subordinated Notes due 2023

On June 25, 2003, the Company issued $300,000 aggregate principal amount of 1.75% Convertible Subordinated Notes due 2023 (the “1.75% Notes”) in a private offering. On July 7, 2003, the Company issued an additional $50,000 aggregate principal amount of the 1.75% Notes. Unless previously redeemed or converted, the 1.75% Notes will mature on June 15, 2023. Interest on the 1.75% Notes accrues at the rate of 1.75% per annum and is payable semiannually on June 15 and December 15, commencing December 15, 2003. The Company will also pay contingent interest of 0.25% per annum of the average trading price of the 1.75% Notes during specified six-month periods, commencing on June 20, 2010, if the average trading price of the 1.75% Notes for specified periods equals 120% or more of the principal amount of the 1.75% Notes.

The 1.75% Notes are convertible into an aggregate of 22,742,040 shares of HLTH’s Common Stock (representing a conversion price of $15.39 per share) if the sale price of HLTH’s Common Stock exceeds 120% of the conversion price for specified periods and in certain other circumstances. The 1.75% Notes are redeemable by the Company after June 15, 2008 and prior to June 20, 2010, subject to certain conditions, including the sale price of HLTH’s Common Stock exceeding certain levels for specified periods. If the 1.75% Notes are redeemed by the Company during this period, the Company will be required to make additional interest payments. After June 20, 2010, the 1.75% Notes are redeemable at any time for cash at 100% of their principal amount. Holders of the 1.75% Notes may require the Company to repurchase their 1.75% Notes on June 15, 2010, June 15, 2013 and June 15, 2018, for cash at 100% of the principal amount of the 1.75% Notes, plus accrued interest. Upon a change in control, holders may require the Company to repurchase their 1.75% Notes for, at the Company’s option, cash or shares of HLTH’s Common Stock, or a combination thereof, at a price equal to 100% of the principal amount of the 1.75% Notes being repurchased.

$300,000 3 1/4% Convertible Subordinated Notes due 2007

On April 1, 2002, the Company issued $300,000 aggregate principal amount of 3 1/4% Convertible Subordinated Notes due 2007 (the “3 1/4% Notes”) in a private offering. Interest on the 3 1/4% Notes accrued at the rate of 3 1/4% per annum and was payable semiannually on April 1 and October 1. At the time of issuance, the 3 1/4% Notes were convertible into an aggregate of approximately 32,386,916 shares of HLTH’s Common Stock (representing a conversion price of $9.26 per share). During the three months ended June 30, 2003, $1 principal amount of the 3 1/4% Notes was converted into 107 shares of HLTH’s Common Stock in accordance with the provisions of the 3 1/4% Notes.

On June 2, 2005, the Company completed the redemption of all of the outstanding 3 1/4% Notes. Prior to the redemption, the holders of the 3 1/4% Notes converted a total of $214,880 principal amount of the 3 1/4% Notes into 23,197,650 shares of common stock of the Company, plus cash in lieu of fractional shares, at a price of $9.26 per share. The Company redeemed the balance of $85,119 principal amount of the 3 1/4% Notes at an aggregate redemption price, together with accrued interest and redemption premium, of $86,694. In connection with this transaction, the Company wrote off the remaining unamortized portion of its deferred issuance costs related to the 3 1/4% Notes of $2,854, of which $2,009 was reflected as a reduction to additional paid-in capital, representing the portion related to the 3 1/4% Notes converted by the holders. The write-off of the remaining unamortized deferred issuance costs related to the portion of the 3 1/4% Notes that was redeemed, and the payment of the redemption premium resulted in a total charge of $1,902. This charge is included in other income (expense), net in the accompanying consolidated statements of operations and in loss on redemption of convertible debt in the accompanying consolidated statements of cash flows.

9.	Segment Information

Segment information has been prepared in accordance with SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information” (“SFAS 131”). The accounting policies of the segments are the same as the accounting policies for the consolidated Company. Inter-segment revenue primarily represents

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

printing services provided by the EBS segment and certain services provided by the WebMD Segments. The performance of the Company’s business is monitored based on earnings before interest, taxes, non-cash and other items. Other items include: legal expenses incurred by the Company, which reflect costs and expenses related to the investigation by the United States Attorney for the District of South Carolina and the SEC; income related to the reduction of certain sales and use tax contingencies; professional fees in 2007, primarily consisting of legal, accounting and financial advisory services, related to the merger of HLTH into WHC, the sale of the Company’s 48% ownership interest in EBSCo and the 2006 EBS Sale; a charge related to the redemption of the 3 1/4% Notes; loss recognized related to the sale of marketable securities; and costs and expenses related to the settlement of litigation in 2005.

Reclassification of Segment Information.  As a result of the Company’s intention to divest the ViPS and Porex segments and due to the December 31, 2007 sale of WHC’s ACS/ACP business, the financial information for these businesses has been reclassified to discontinued operations for the current and prior year periods. In addition, certain expenses of Porex related to activities that were previously managed by, and therefore reported within, the Corporate segment, were also reclassified to discontinued operations, as these expenses do not relate to the Company’s continuing operations. These expenses were reclassified for the current and prior year periods and amounted to $609, $1,684 and $290 in 2007, 2006 and 2005, respectively. Additionally, as a result of the discontinued operations presentation for ViPS and Porex, the Company’s only remaining operating segment is WebMD. The Company expanded its segment disclosure for WebMD to provide additional information related to the WebMD Online Services segment and the WebMD Publishing and Other Services segment. This additional information for WebMD has been provided for all periods presented.

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Summarized financial information for each of the Company’s operating segments and Corporate segment and reconciliation to net income are presented below:

	Years Ended December 31,
	2007	2006(a)	2005

Revenue
Emdeon Business Services	$—	$661,090	$689,305
WebMD Online Services:
Advertising and sponsorship	229,333	170,626	109,850
Licensing	81,471	55,621	33,540
Content syndication and other	2,378	3,518	8,210

Total WebMD Online Services	313,182	229,765	151,600
WebMD Publishing and Other Services	18,772	19,011	11,610
Inter-segment eliminations	(261)	(939)	(505)

	$331,693	$908,927	$852,010

Earnings before interest, taxes, non-cash and other items
Emdeon Business Services	$—	$152,911	$138,529
WebMD Online Services	80,594	52,324	27,766
WebMD Publishing and Other Services	4,103	362	(386)
Corporate	(24,502)	(41,730)	(49,191)

	60,195	163,867	116,718
Interest, taxes, non-cash and other items
Depreciation and amortization	(28,256)	(44,558)	(43,548)
Non-cash stock-based compensation	(32,652)	(42,145)	(4,713)
Non-cash advertising	(5,264)	(7,414)	(10,870)
Interest income	42,035	32,339	21,527
Interest expense	(18,593)	(18,794)	(16,321)
Income tax benefit (provision)	8,741	(50,389)	2,170
Minority interest in WHC	(10,667)	(405)	(775)
Equity in earnings of EBS Master LLC	28,566	763	—
Gain on 2006 EBS Sale	399	352,297	—
Other expense, net	(2,427)	(6,776)	(27,965)

Income from continuing operations	42,077	378,785	36,223
(Loss) income from discontinued operations, net of tax	(22,198)	393,132	32,588

Net income	$19,879	$771,917	$68,811

(a)	The EBS segment was sold on November 16, 2006 and, therefore, the operations of the EBS segment are included only for the period January 1, 2006 through November 16, 2006.

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table represents supplemental financial data for the Company’s segments:

	Emdeon
	Business	WebMD	Corporate
	Services	Segments	and Other (a)	Total (b)

2007
Capital expenditures	$—	$18,058	$995	$19,053
Total assets	—	713,605	674,828	1,388,433
2006
Capital expenditures	20,835	28,452	133	49,420
Total assets	—	475,184	720,950	1,196,134
2005
Capital expenditures	28,808	18,126	307	47,241

(a)	Includes the Company’s investment in EBS Master LLC.

(b)	Excludes information related to the Company’s discontinued operations.

10.	Long-Lived Assets

Property and Equipment

Property and equipment consist of the following:

	December 31,
	2007	2006

Computer equipment	$18,114	$14,859
Office equipment, furniture, fixtures and other	6,754	5,412
Software	17,100	16,798
Web site development costs	21,389	13,409
Leasehold improvements	16,799	16,743

	80,156	67,221
Less: accumulated depreciation	(30,602)	(21,145)

Property and equipment, net	$49,554	$46,076

Depreciation expense was $15,202, $22,253 and $22,194 in 2007, 2006 and 2005, respectively.

Goodwill and Intangible Assets

SFAS No. 141, “Business Combinations” (“SFAS 141”) requires business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting. It also specifies the types of acquired intangible assets that are required to be recognized and reported separately from goodwill. SFAS 142 requires that goodwill and certain intangibles no longer be amortized, but instead tested for impairment at least annually. SFAS 142 also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives and reviewed for impairment in accordance with SFAS 144. Based on the Company’s analysis, there was no impairment of goodwill in connection with the annual impairment tests that were performed during the years ended December 31, 2007, 2006 and 2005.

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The changes in the carrying amount of goodwill during the years ended December 31, 2007 and 2006 were as follows:

			WebMD
	Emdeon	WebMD	Publishing
	Business	Online	And Other
	Services	Services	Services	Total

Balance as of January 1, 2006	$681,612	$89,624	$11,045	$782,281
Acquisitions during the period	3,692	122,782	—	126,474
Contingent consideration for prior period acquisitions(a)	(1,913)	—	—	(1,913)
Tax reversals(b)	(40,522)	(1,636)	—	(42,158)
Adjustments to finalize purchase price allocations	—	1,669	—	1,669
2006 EBS Sale	(642,869)	—	—	(642,869)

Balance as of January 1, 2007	—	212,439	11,045	223,484
Tax reversals(b)	—	(2,793)	—	(2,793)
Adjustments to finalize purchase price allocations	—	(3,368)	—	(3,368)

Balance as of December 31, 2007	$—	$206,278	$11,045	$217,323

(a)	The Company adjusted goodwill by $2,539 in connection with an over accrual of contingent consideration in the Emdeon Business Services segment. In addition, the Company made a contingent consideration payment in the amount of $626 for a 2003 acquisition within the Emdeon Business Services segment.

(b)	Represents a reduction to goodwill as a result of the reversal of a portion of the income tax valuation allowances that were originally established in connection with the purchase accounting of prior acquisitions. In 2006, a portion of these income tax valuation allowances, or $11,454, was reversed in connection with the utilization of net operating losses attributable to the discontinued operations, including the gain on disposal.

Intangible assets subject to amortization consist of the following:

	December 31, 2007				December 31, 2006
				Weighted				Weighted
				Average				Average
	Gross			Remaining	Gross			Remaining
	Carrying	Accumulated		Useful	Carrying	Accumulated		Useful
	Amount	Amortization	Net	Life(a)	Amount	Amortization	Net	Life(a)

Content	$15,954	$(12,581)	$3,373	2.1	$16,854	$(7,893)	$8,961	2.6
Customer relationships	33,191	(10,183)	23,008	9.2	28,191	(6,677)	21,514	9.4
Technology and patents	14,967	(10,126)	4,841	1.5	14,967	(6,036)	8,931	2.3
Trade names	7,817	(2,725)	5,092	7.7	7,817	(1,955)	5,862	8.5

Total	$71,929	$(35,615)	$36,314	7.3	$67,829	$(22,561)	$45,268	6.6

(a)	The calculation of the weighted average remaining useful life is based on the net book value and the remaining amortization period (reflected in years) of each respective intangible asset.

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Amortization expense was $13,054, $22,305 and $21,354 in 2007, 2006 and 2005, respectively. Aggregate amortization expense for intangible assets is estimated to be:

Years Ending December 31,

2008	$9,715
2009	6,401
2010	3,337
2011	2,464
2012	2,464
Thereafter	11,933

11.	Accrued Expenses

Accrued expenses consist of the following:

	December 31,
	2007	2006

Accrued compensation	$20,146	$22,272
Accrued outside services	8,525	17,227
Accrued income, sales and other taxes	5,781	34,794
Other accrued liabilities	15,146	28,488

	$49,598	$102,781

12.	Commitments and Contingencies

Legal Proceedings

Investigations by United States Attorney for the District of South Carolina and the SEC

As previously disclosed, the United States Attorney for the District of South Carolina is conducting an investigation of the Company, which the Company first learned about on September 3, 2003. Based on the information available to the Company, it believes that the investigation relates principally to issues of financial accounting improprieties relating to Medical Manager Corporation, a predecessor of the Company (by its merger into the Company in September 2000), and, more specifically, its Medical Manager Health Systems, Inc. subsidiary. Medical Manager Health Systems was a predecessor to Emdeon Practice Services, Inc., a subsidiary that the Company sold to Sage Software in September 2006. The Company has been cooperating and intends to continue to cooperate fully with the U.S. Attorney’s Office. As previously reported, the Board of Directors of the Company has formed a special committee consisting solely of independent directors to oversee this matter with the sole authority to direct the Company’s response to the allegations that have been raised. As previously disclosed, the Company understands that the SEC is also conducting a formal investigation into this matter. In connection with the EPS Sale, the Company agreed to indemnify Sage Software with respect to this matter.

The United States Attorney for the District of South Carolina announced on January 10, 2005, that three former employees of Medical Manager Health Systems each had agreed to plead guilty to one count of mail fraud and that one such employee had agreed to plead guilty to one count of tax evasion for acts committed while they were employed by Medical Manager Health Systems. The three former employees include a Vice President of Medical Manager Health Systems responsible for acquisitions who was terminated for cause in January 2003; an executive who served in various accounting roles at Medical Manager Health Systems until his resignation in March 2002; and a former independent Medical Manager dealer who was a paid consultant

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

to Medical Manager Health Systems until the termination of his services in 2002. According to the Informations, Plea Agreements and Factual Summaries filed by the United States Attorney in, and available from, the District Court of the United States for the District of South Carolina — Beaufort Division, on January 7, 2005, the three former employees and other then unnamed co-schemers were engaged in schemes between 1997 and 2002 that included causing companies acquired by Medical Manager Health Systems to pay the former vice president in charge of acquisitions and co-schemers kickbacks which were funded through increases in the purchase price paid by Medical Manager Health Systems to the acquired companies and that included fraudulent accounting practices to inflate artificially the quarterly revenues and earnings of Medical Manager Health Systems when it was an independent public company called Medical Manager Corporation from 1997 through 1999, when and after it was acquired by Synetic, Inc. in July 1999 and when and after it became a subsidiary of the Company in September 2000. A fourth former officer of Medical Manager Health Systems pleaded guilty to similar activities later in 2005.

The fraudulent accounting practices cited by the government in the January 7, 2005 District Court filings included: causing companies acquired by Medical Manager Health Systems to reclassify previously recognized sales revenue as deferred income so that such deferred income could subsequently be reported as revenue by Medical Manager Health Systems and its parents in later periods; fabricating deferred revenue entries which could be used to inflate earnings when Medical Manager Health Systems acquired companies; causing companies acquired by Medical Manager Health Systems to inflate reserve accounts so that these reserves could be reversed in later reporting periods in order to artificially inflate earnings for Medical Manager Health Systems and its parents; accounting for numerous acquisitions through the pooling of interests method in order to fraudulently inflate Medical Manager Health Systems’ quarterly earnings, when the individuals involved knew the transactions failed to qualify for such treatment; causing companies acquired by Medical Manager Health Systems to enter into sham purchases of software from Medical Manager Health Systems in connection with the acquisition, which purchases were funded by increasing the purchase price paid by Medical Manager Health Systems to the acquired company and using these “round trip” sales to create fraudulent revenue for Medical Manager Health Systems and its parents; and causing Medical Manager Health Systems to book and record sales and training revenue before the revenue process was complete in accordance with Generally Accepted Accounting Principles, and thereby fraudulently inflating Medical Manager Health Systems’ reported revenues and earnings. According to the Informations to which the former employees have pled guilty, the fraudulent accounting practices resulted in the reported revenues of Medical Manager Health Systems and its parents being overstated materially between June 1997 and at least December 31, 2001, and reported quarterly earnings being overstated by at least one cent per share in every quarter during that period.

The documents filed by the United States Attorney in January 2005 stated that the former employees engaged in their fraudulent conduct “in concert with senior management,” and “at the direction of senior Medical Manager officers.” In its statement at that time, the United States Attorney for the District of South Carolina stated that “the senior management and officers referred to in the Court documents were members of senior management of the Medical Manager subsidiary during the relevant time period.”

On December 15, 2005, the United States Attorney announced indictments of the following former officers and employees of Medical Manager Health Systems: Ted W. Dorman, a former Regional Vice President of Medical Manager Health Systems, who was employed until March 2003; Charles L. Hutchinson, a former Controller of Medical Manager Health Systems, who was employed until June 2001; Maxie L. Juzang, a former Vice President of Medical Manager Health Systems, who was employed until August 2005; John H. Kang, a former President of Medical Manager Health Systems, who was employed until May 2001; Frederick B. Karl, Jr., a former General Counsel of Medical Manager Health Systems, who was employed until April 2000; Franklyn B. Krieger, a former Associate General Counsel of Medical Manager Health Systems, who was employed until February 2002; Lee A. Robbins, a former Vice President and Chief Financial Officer of Medical Manager Health Systems, who was employed until September 2000; John P. Sessions, a former President and Chief Operating Officer of Medical Manager Health Systems, who was

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

employed until September 2003; Michael A. Singer, a former Chief Executive Officer of Medical Manager Health Systems and a former director of the Company, who was most recently employed by the Company as its Executive Vice President, Physician Software Strategies until February 2005; and David Ward, a former Vice President of Medical Manager Health Systems, who was employed until June 2005. The indictment charges the persons listed above with conspiracy to commit mail, wire and securities fraud, a violation of Title 18, United States Code, Section 371 and conspiracy to commit money laundering, a violation of Title 18, United States Code, Section 1956(h). The indictment charges Messrs. Sessions and Ward with substantive counts of money laundering, violations of Title 18, United States Code, Section 1957. The allegations set forth in the indictment describe activities that are substantially similar to those described above with respect to the January 2005 plea agreements.

On February 27, 2007, the United States Attorney filed a Second Superseding Indictment with respect to the former officers and employees of Medical Manager Health Systems charged under the prior Indictment, other than Mr. Juzang. The allegations set forth in the Second Superseding Indictment are substantially similar to those described above.

Based on the information it has obtained to date, including that contained in the court documents filed by the United States Attorney in South Carolina, the Company does not believe that any member of its senior management whose duties were not primarily related to the operations of Medical Manager Health Systems during the relevant time periods engaged in any of the violations or improprieties described in those court documents. The Company understands, however, that in light of the nature of the allegations involved, the U.S. Attorney’s office has been investigating all levels of the Company’s management. The Company has not uncovered information that it believes would require a restatement for any of the years covered by its financial statements. In addition, the Company believes that the amounts of the kickback payments referred to in the court documents have already been reflected in the financial statements of the Company to the extent required.

The Company has certain indemnity obligations to advance amounts for reasonable defense costs for the initial ten, and now nine former officers and directors of EPS. During the year ended December 31, 2007, the Company recorded a pre-tax charge of $73,347, related to its estimated liability with respect to these indemnity obligations. See Note 2 for a more detailed discussion regarding this charge.

Directors & Officers Liability Insurance Coverage Litigation

On July 23, 2007, the Company commenced litigation (the “Coverage Litigation”) in the Court of Chancery of the State of Delaware in and for New Castle County against ten insurance companies in which the Company is seeking to compel the defendant companies (collectively, the “Defendants”) to honor their obligations under certain directors and officers liability insurance policies (the “Policies”). The Company is seeking an order requiring the Defendants to advance and/or reimburse expenses that the Company has incurred and expects to continue to incur for the advancement of the reasonable defense costs of initially ten and now nine former officers and directors of the Company’s former EPS subsidiary who were indicted in connection with the Investigation described above in this Note 12. The Company subsequently has settled with two of the insurance companies during January 2008, through which the Company received an aggregate amount of $14,625. This amount is included within (loss) income from discontinued operations in the accompanying statement of operations for the year ended December 31, 2007 and is included within prepaid expenses and other current assets in the accompanying consolidated balance sheet as of December 31, 2007.

Pursuant to a stipulation among the parties, the Coverage Litigation was transferred on September 13, 2007 to the Superior Court of the State of Delaware in and for New Castle County. The Policies were issued to the Company and to EPS, a former subsidiary of the Company, which is a co-plaintiff with the Company in the Coverage Litigation (collectively, the “Plaintiffs”). EPS was sold in September 2006 to Sage Software and has changed its name to Sage Software Healthcare, Inc. (“SSHI”). In connection with the Company’s sale of

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

EPS to Sage Software, the Company retained certain obligations relating to the Investigation and agreed to indemnify Sage Software and SSHI with respect to certain expenses in connection with the Investigation. The Company retained the right to assert claims and recover proceeds under the Policies on behalf of SSHI.

The Policies at issue in the Coverage Litigation consist of two separate groups of insurance policies. Each group of policies consists of several layers of coverage, with different insurers having agreed to provide specified amounts of coverage at various levels. The first group of policies was issued to EPS in the amount of $20,000 (the “EPS Policies”) and the second group of policies was issued to Synetic, Inc. (the former parent of EPS, which merged into the Company) in the amount of $100,000, of which approximately $3,600 was paid by the primary carrier with respect to another unrelated matter (the “Synetic Policies”). To date, $31,000 has been paid by insurance companies representing the EPS Policies and the Synetic Policies through a combination of payment under the terms of the Policies, payment under reservation of rights and settlement. As a result of these payments, the Company has exhausted its coverage under the EPS Policies. Additionally, as of December 31, 2007, $16,414 has been paid under the Synetic Policies and the Company has remaining coverage under such policies of approximately $80,000. The Company’s insurance policies provide that under certain circumstances, amounts advanced by the insurance companies in connection with the defense costs of the indicted individuals, may have to be repaid by the Company, although the $14,625 that the Company has received in settlement from certain carriers is not subject to being repaid. The Company has obtained an undertaking from each indicted individual pursuant to which, under certain circumstances, such individual has agreed to repay defense costs advanced on such individual’s behalf.

The carrier with the third level of coverage in the Synetic Policies has filed a motion for summary judgment in the Coverage Litigation, which most of the carriers who have issued the Synetic policies have joined, seeking summary judgment that any liability to pay defense costs should be allocated among the three sets of policies available to the Company (including the policies with respect to which the Coverage Litigation relates and a third set of policies the issuers of which have not been named by the Company) such that the Synetic Policies would only be liable to pay about $23,000 of the $96,400 total coverage available under such policies. The Company believes that such assertion is without merit. The Company is due to file its opposition to the motion by February 29, 2008 together with its motion for summary judgment against such carrier and several other carriers who have issued the Synetic Policies seeking to require such carriers to advance payment of the defense costs that the Company is obligated to pay while the Coverage Litigation is pending. Oral argument with respect to both motions is set for May 5, 2008.

The Company believes that the Defendants are required to advance and/or reimburse amounts that the Company has incurred and expects to continue to incur for the advancement of the reasonable defense costs of the indicted individuals and as described above several carriers have reimbursed the Company through a combination of payment under the terms of the Policies, payment under reservation of rights and settlement. However, there can be no assurance that the Company will prevail in the Coverage Litigation or that the Defendants will be required to provide funding on an interim basis pending the resolution of the Coverage Litigation. The Company intends to continue to satisfy its legal obligations to the indicted individuals with respect to advancement of amounts for their defense costs.

Litigation Regarding Distribution of Shares in Healtheon Initial Public Offering

As previously disclosed, seven purported class action lawsuits were filed against Morgan Stanley & Co. Incorporated and Goldman Sachs & Co., underwriters of the initial public offering of the Company (then known as Healtheon Corporation) in the United States District Court for the Southern District of New York in the summer and fall of 2001. Three of these suits also named the Company and certain of its former officers and directors as defendants. These suits were filed in the wake of reports of governmental investigations of the underwriters’ practices in the distribution of shares in certain initial public offerings. Similar suits were filed in connection with over 300 other initial public offerings that occurred in 1999, 2000 and 2001.

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The complaints against the Company and its former officers and directors alleged violations of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 under that Act and Section 11 of the Securities Act of 1933 because of failure to disclose certain practices alleged to have occurred in connection with the distribution of shares in the Healtheon IPO. Claims under Section 12(a)(2) of the Securities Act of 1933 were also brought against the underwriters. These claims were consolidated, along with claims relating to over 300 other initial public offerings, in the Southern District of New York. The plaintiffs have dismissed the claims against the four former officers and directors of the Company without prejudice, pursuant to Reservation of Rights Tolling Agreements with those individuals. On July 15, 2002, the issuer defendants in the consolidated action, including the Company, filed a joint motion to dismiss the consolidated complaints. On February 18, 2003, the District Court denied, with certain exceptions not relevant to the Company, the issuer defendants’ motion to dismiss.

After a lengthy mediation under the auspices of former United States District Judge Nicholas Politan, the issuer defendants in the consolidated action (including the Company), the affected insurance companies, and the plaintiffs reached an agreement on a settlement to resolve the matter among the participating issuer defendants, their insurers, and the plaintiffs. The settlement called for the participating issuers’ insurers jointly to guarantee that plaintiffs recover a certain amount in the IPO litigation and certain related litigation from the underwriters and other non-settling defendants. Accordingly, in the event the guarantee became payable, the agreement called for the Company’s insurance carriers, not the Company, to pay the Company’s pro rata share.

The Company, and virtually all of the approximately 260 other issuer defendants who were eligible to participate, elected to participate in the settlement. Although the Company believed that the claims alleged in the lawsuits were primarily directed at the underwriters and, as they relate to the Company, were without merit, the Company believed that the settlement was beneficial to the Company because it would have reduced the time, expense and risks of further litigation, particularly since virtually all the other issuer defendants elected to participate and the Company’s insurance carriers strongly supported the settlement.

On June 10, 2004, plaintiffs submitted to the court a Stipulation and Agreement of Settlement with Defendant Issuers and Individuals. On February 15, 2005, the court certified the proposed settlement class and preliminarily approved the settlement, subject to certain modifications, to which the parties agreed. On April 24, 2006, the court held a hearing for final approval of the settlement.

On December 5, 2006, in response to an appeal by the underwriter defendants, the United States Court of Appeals for the Second Circuit reversed the district court’s certification of the classes in six related “focus cases” dealing with the offerings of other issuers. On April 6, 2007, the Second Circuit denied the plaintiffs’ petition for rehearing. In the view of counsel for the issuers and the insurance carriers and the district court, the definition of the proposed settlement class embodied in the settlement was inconsistent with the Second Circuit’s ruling on class certification in the focus cases. Accordingly, the parties to the previously-negotiated settlement agreement terminated the settlement agreement. On June 28, 2007, the court entered a Stipulation and Order terminating the settlement.

On August 14, 2007, the plaintiffs filed amended complaints in the six “focus cases,” in which they proposed a new class definition, and on September 27, 2007, they moved for class certification. Briefing on the amended complaints was completed on January 28, 2008, and briefing on the motion for class certification is underway. At this point, it is impossible to determine whether a class will be certified.

Porex Corporation v. Kleanthis Dean Haldopoulos, Benjamin T. Hirokawa and Micropore Plastics, Inc.

On September 24, 2005, the Company’s subsidiary Porex Corporation filed a complaint in the Superior Court of Fulton County against two former employees of Porex, Dean Haldopoulos and Benjamin Hirokawa, and their corporation, Micropore Plastics, Inc. (“Micropore”), alleging misappropriation of Porex’s trade

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

secrets and breaches of Haldopoulos’ and Hirokawa’s employment agreements, and seeking monetary and injunctive relief. The lawsuit was subsequently transferred to the Superior Court of DeKalb County, Georgia. On October 24, 2005, the defendants filed an Answer and Counterclaims against Porex. In the Answer and Counterclaims, the defendants allege that Porex breached non-disclosure and standstill agreements in connection with a proposed transaction between Porex and Micropore and engaged in fraud. The defendants also seek punitive damages and expenses of litigation. On February 13, 2006, the Superior Court granted a motion by the defendants for summary judgment with respect to Porex’s trade secret claims, ruling that those claims are barred by the statute of limitations. Porex appealed that ruling to the Georgia Court of Appeals and, on March 27, 2007, the Georgia Court of Appeals reversed the ruling of the Superior Court. On April 16, 2007, the defendants filed a petition for certiorari with the Georgia Supreme Court, requesting that the Georgia Supreme Court review and reverse the March 27, 2007 decision of the Court of Appeals. On June 25, 2007, the Georgia Supreme Court denied the defendants’ petition for certiorari. On or about July 31, 2007, the Georgia Court of Appeals formally returned the case to the Superior Court for further proceedings, and the parties are proceeding with discovery. Porex is continuing to seek to vigorously enforce its rights in this litigation.

Other Legal Proceedings

In the normal course of business, the Company is involved in various other claims and legal proceedings. While the ultimate resolution of these matters, and those discussed above, has yet to be determined, the Company does not believe that their outcome will have a material adverse effect on the Company’s consolidated financial position, results of operations or liquidity.

Leases

During 2004, the Company entered into a ten-year and ten-month lease agreement for its WebMD Segments headquarters in New York, New York. In connection with this lease the Company received ten months of rent abatement and a landlord contribution totaling $5,393 in connection with leasehold improvements. The Company recorded $4,854 as a deferred rent credit during 2005 related to this contribution and the remaining $539 during 2006. The balance of this deferred rent credit was $3,941 and $4,439 as of December 31, 2007 and 2006, respectively. According to the terms of the lease, the Company began making payments in December 2005. Payments will increase approximately 2% per annum with a one-time increase in December 2010 of approximately 15%. The lease terminates on November 30, 2015; however, the Company may exercise a five year renewal option at its discretion.

The Company leases its offices and other facilities under operating lease agreements that expire at various dates through 2015. Total rent expense for all operating leases was approximately $7,918, $12,266 and $13,063 in 2007, 2006 and 2005, respectively. Included in other long-term liabilities as of December 31, 2007 and 2006 were $9,278 and $7,888, respectively, related to lease incentives and the difference between rent expense and the rental amount payable for leases with fixed escalations.

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Future minimum lease commitments under non-cancelable lease agreements at December 31, 2007 were as follows:

Years Ending December 31,

2008	$7,238
2009	7,260
2010	7,011
2011	5,437
2012	3,998
Thereafter	10,995

Total minimum lease payments	$41,939

Other Contingencies

The Company provides certain indemnification provisions within its license agreements to protect the other party from any liabilities or damages resulting from a claim of misappropriation or infringement by third parties relating to its products and services. The Company has not incurred a liability relating to any of these indemnification provisions in the past and management believes that the likelihood of any future payment relating to these provisions is unlikely. Therefore, the Company has not recorded a liability during any period for these indemnification provisions.

13.	Stock-Based Compensation

The Company has various stock-based compensation plans (collectively, the “Plans”) under which directors, officers and other eligible employees receive awards of options to purchase HLTH Common Stock and restricted shares of HLTH Common Stock. Additionally, WHC has two similar stock-based compensation plans that provide for stock options and restricted stock awards based on WHC Class A Common Stock. The Company also maintains an Employee Stock Purchase Plan which provides employees with the ability to buy shares of HLTH Common Stock at a discount. The following sections of this note summarize the activity for each of these plans.

HLTH Plans

The Company had an aggregate of 5,726,256 shares of HLTH Common Stock available for future grants under the Plans as of December 31, 2007. In addition to the Plans, the Company has granted options to certain directors, officers and key employees pursuant to individual stock option agreements. At December 31, 2007, there were options to purchase 4,139,881 shares of HLTH Common Stock outstanding to these individuals. The terms of these grants are similar to the terms of the options granted under the Plans and accordingly, the stock option activity of these individuals is included in all references to the Plans. Beginning in April 2007, shares are issued from treasury stock when options are exercised or restricted stock is granted. Prior to this time, new shares were issued in connection with these transactions.

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Stock Options

Generally, options under the Plans vest and become exercisable ratably over a three to five year period based on their individual grant dates subject to continued employment on the applicable vesting dates. The majority of options granted under the Plans expire within ten years from the date of grant. Options are granted at prices not less than the fair market value of HLTH Common Stock on the date of grant. The following table summarizes activity for the Plans for the years ended December 31, 2007, 2006 and 2005:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
		Exercise Price	Contractual Life	Intrinsic
	Shares	Per Share	(In Years)	Value(1)

Outstanding at January 1, 2005	106,257,252	$12.44
Granted	3,920,913	9.03
Exercised	(9,235,018)	4.81
Cancelled	(12,760,052)	13.37

Outstanding at December 31, 2005	88,183,095	12.96
Granted	9,845,500	10.10
Exercised	(20,277,247)	7.40
Cancelled	(14,151,477)	14.08

Outstanding at December 31, 2006	63,599,871	14.04
Granted	170,000	12.86
Exercised	(12,081,643)	10.08
Cancelled	(4,394,651)	22.82

Outstanding at December 31, 2007	47,293,577	$14.35	3.8	$86,768

Vested and exercisable at the end of the year	41,266,988	$14.98	3.2	$66,445

(1)	The aggregate intrinsic value is based on the market price of HLTH’s Common Stock on December 31, 2007, which was $13.40, less the applicable exercise price of the underlying option. This aggregate intrinsic value represents the amount that would have been realized if all of the option holders had exercised their options on December 31, 2007.

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table summarizes information with respect to options outstanding and options exercisable at December 31, 2007:

	Outstanding			Exercisable
			Weighted		Weighted
		Weighted	Average		Average
		Average	Remaining		Exercise
		Exercise Price	Contractual Life		Price Per
Exercise Prices	Shares	Per Share	(In Years)	Shares	Share

$0.68-$8.55	5,185,877	$6.52	5.3	4,000,998	$6.29
$8.58-$9.88	6,661,016	8.85	6.7	4,671,339	8.75
$9.89-$11.55	5,394,666	11.47	2.7	5,236,893	11.49
$11.60-$12.50	5,405,950	11.97	6.7	2,761,690	12.09
$12.54-$13.50	6,287,297	13.00	2.6	6,287,297	13.00
$13.63-$15.20	3,112,565	14.20	1.9	3,062,565	14.21
$15.38-$16.06	4,951,000	16.06	2.5	4,951,000	16.06
$16.13-$20.00	5,059,878	17.96	2.4	5,059,878	17.96
$20.50-$94.69	5,235,328	31.15	2.1	5,235,328	31.15

	47,293,577	$14.35	3.8	41,266,988	$14.98

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model, considering the assumptions noted in the following table. Expected volatility is based on implied volatility from traded options of HLTH Common Stock combined with historical volatility of HLTH Common Stock. Prior to January 1, 2006, only historical volatility was considered. The expected term represents the period of time that options are expected to be outstanding following their grant date, and was determined using historical exercise data. The risk-free rate is based on the U.S. Treasury yield curve for periods equal to the expected term of the options on the grant date.

	Years Ended December 31,
	2007	2006	2005

Expected dividend yield	0%	0%	0%
Expected volatility	0.31	0.37	0.50
Risk-free interest rate	4.67%	4.54%	3.48%
Expected term (years)	3.94	4.46	3.25-5.50
Weighted average fair value of options granted during the year	$4.01	$3.79	$3.68

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Restricted Stock Awards

HLTH Restricted Stock consists of shares of HLTH Common Stock which have been awarded to employees with restrictions that cause them to be subject to substantial risk of forfeiture and restrict their sale or other transfer by the employee until they vest. Generally, HLTH Restricted Stock awards vest ratably over a three to five year period from their individual award dates subject to continued employment on the applicable vesting dates. The following table summarizes the activity of non-vested HLTH Restricted Stock for the years ended December 31, 2007, 2006 and 2005:

	Years Ended December 31,
	2007		2006		2005
		Weighted		Weighted		Weighted
		Average		Average		Average
		Grant Date		Grant Date		Grant Date
	Shares	Fair Value	Shares	Fair Value	Shares	Fair Value

Balance at the beginning of the year	2,300,846	$10.44	1,042,557	$8.24	1,637,609	$8.02
Granted	—	—	2,298,010	10.66	239,000	9.38
Vested	(967,881)	10.14	(562,575)	8.39	(481,716)	8.04
Forfeited	(92,668)	9.50	(477,146)	9.13	(352,336)	8.26

Balance at the end of the year	1,240,297	$10.74	2,300,846	$10.44	1,042,557	$8.24

Proceeds received from the exercise of options to purchase HLTH Common Stock were $121,725, $150,065 and $44,456 for the years ended December 31, 2007, 2006 and 2005, respectively. The intrinsic value related to the exercise of these stock options, as well as the fair value of shares of HLTH Restricted Stock that vested was $67,393, $92,574 and $46,756 for the years ended December 31, 2007, 2006 and 2005, respectively.

WebMD Plans

During September 2005, WHC adopted the 2005 Long-Term Incentive Plan (the “WHC Plan”). In connection with the acquisition of Subimo in December 2006, WHC adopted the WebMD Health Corp. Long-Term Incentive Plan for Employees of Subimo (the “Subimo Plan”). The terms of the Subimo Plan are similar to the terms of the WHC Plan but it has not been approved by WHC stockholders. Awards under the Subimo Plan were made on the date of the Company’s acquisition of Subimo in reliance on the NASDAQ Global Select Market exception to shareholder approval for equity grants to new hires. No additional grants will be made under the Subimo Plan. The WHC Plan and the Subimo Plan are included in all references as the “WebMD Plans.” The maximum number of shares of WHC Class A Common Stock that may be subject to options or restricted stock awards under the WebMD Plans is 9,480,574, subject to adjustment in accordance with the terms of the WebMD Plans. WHC had an aggregate of 2,701,478 shares of Class A Common Stock available for future grants under the WebMD Plans at December 31, 2007.

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Stock Options

Generally, options under the WebMD Plans vest and become exercisable ratably over a four year period based on their individual grant dates subject to continued employment on the applicable vesting dates. The options granted under the WebMD Plans expire within ten years from the date of grant. Options are granted at prices not less than the fair market value of WHC’s Class A Common Stock on the date of grant. The following table summarizes activity for the WebMD Plans for the years ended December 31, 2007, 2006 and 2005:

		Weighted	Weighted Average
		Average	Remaining	Aggregate
		Exercise Price	Contractual Life	Intrinsic
	Shares	Per Share	(In Years)	Value(1)

Outstanding at January 1, 2005	—	$—
Granted	4,574,900	18.31
Cancelled	(41,800)	17.50

Outstanding at December 31, 2005	4,533,100	18.31
Granted	1,683,700	38.16
Exercised	(291,154)	18.05
Cancelled	(523,863)	27.84

Outstanding at December 31, 2006	5,401,783	23.59
Granted	998,850	47.49
Exercised	(684,909)	20.96
Cancelled	(695,173)	31.80

Outstanding at December 31, 2007	5,020,551	$27.56	8.3	$74,102

Vested and exercisable at the end of the year	1,382,091	$20.41	7.9	$28,599

(1)	The aggregate intrinsic value is based on the market price of WHC’s Class A Common Stock on December 31, 2007, which was $41.07, less the applicable exercise price of the underlying option. This aggregate intrinsic value represents the amount that would have been realized if all of the option holders had exercised their options on December 31, 2007.

The following table summarizes information with respect to options outstanding and options exercisable at December 31, 2007:

	Outstanding			Exercisable
			Weighted		Weighted
		Weighted	Average		Average
		Average	Remaining		Exercise
		Exercise Price	Contractual Life		Price Per
Exercise Prices	Shares	Per Share	(In Years)	Shares	Share

$17.50	2,891,630	$17.50	7.7	1,137,776	$17.50
$24.00-$38.01	686,731	33.19	8.4	187,967	31.88
$38.03-$42.98	634,890	40.43	8.9	45,548	39.93
$43.09-$51.48	627,950	47.34	9.5	10,800	45.32
$51.50-$61.35	179,350	53.52	9.5	—	—

	5,020,551	$27.56	8.3	1,382,091	$20.41

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model, considering the assumptions noted in the following table. Prior to August 1, 2007, expected volatility was based on implied volatility from traded options of stock of comparable companies combined

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

with historical stock price volatility of comparable companies. Beginning on August 1, 2007, expected volatility is based on implied volatility from traded options of WHC Class A Common Stock combined with historical volatility of WHC Class A Common Stock. The expected term represents the period of time that options are expected to be outstanding following their grant date, and was determined using historical exercise data of WHC employees who were previously granted HLTH stock options. The risk-free rate is based on the U.S. Treasury yield curve for periods equal to the expected term of the options on the grant date.

	Years Ended December 31,
	2007	2006	2005

Expected dividend yield	0%	0%	0%
Expected volatility	0.44	0.60	0.60
Risk-free interest rate	4.25%	4.69%	4.05%
Expected term (years)	3.40	3.24	3.25-5.50
Weighted average fair value of options granted during the year	$17.26	$17.33	$8.75

Restricted Stock Awards

WHC Restricted Stock consists of shares of WHC Class A Common Stock which have been awarded to employees with restrictions that cause them to be subject to substantial risk of forfeiture and restrict their sale or other transfer by the employee until they vest. Generally, WHC Restricted Stock awards vest ratably over a four year period from their individual award dates subject to continued employment on the applicable vesting dates. The following table summarizes the activity of non-vested WHC Restricted Stock for the years ended December 31, 2007, 2006 and 2005:

	Years Ended December 31,
	2007		2006		2005
		Weighted		Weighted		Weighted
		Average		Average		Average
		Grant Date		Grant Date		Grant Date
	Shares	Fair Value	Shares	Fair Value	Shares	Fair Value

Balance at the beginning of the year	441,683	$25.49	376,621	$17.55	—	$—
Granted	71,700	47.02	184,710	39.50	376,621	17.55
Vested	(104,809)	21.92	(94,418)	17.61	—	—
Forfeited	(100,852)	32.42	(25,230)	39.00	—	—

Balance at the end of the year	307,722	$29.46	441,683	$25.49	376,621	$17.55

Proceeds received from the exercise of options to purchase WHC Class A Common Stock were $14,355 and $5,257 for the years ended December 31, 2007 and 2006, respectively. The intrinsic value related to the exercise of these stock options, as well as the fair value of shares of WHC Restricted Stock that vested was $24,821 and $9,115 for the years ended December 31, 2007 and 2006, respectively.

Employee Stock Purchase Plan

The Company’s 1998 Employee Stock Purchase Plan, as amended from time to time (the “ESPP”), allows eligible employees the opportunity to purchase shares of HLTH Common Stock through payroll deductions, up to 15% of a participant’s annual compensation with a maximum of 5,000 shares available per participant during each purchase period. The purchase price of the stock is 85% of the fair market value on the last day of each purchase period. As of December 31, 2007, a total of 8,075,172 shares of HLTH Common Stock were reserved for issuance under the ESPP. The ESPP provides for annual increases equal to the lesser

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

of 1,500,000 shares, 0.5% of the outstanding common shares, or a lesser amount determined by the Board of Directors. There were 69,800, 274,378 and 383,658 shares issued under the ESPP during the years ended December 31, 2007, 2006 and 2005, respectively.

Other

At the time of the WHC initial public offering and each year on the anniversary of the IPO, WHC issued shares of WHC Class A Common Stock to each non-employee director with a value equal to their annual board and committee retainers. The Company recorded $340, $340 and $85 of stock-based compensation expense during the years ended December 31, 2007, 2006 and 2005, respectively, in connection with these issuances.

Additionally, the Company recorded $1,094 and $69 of stock-based compensation expense during 2007 and 2006, respectively, in connection with a stock transferability right for shares required to be issued in connection with the acquisition of Subimo by WHC.

Summary of Stock-Based Compensation Expense

The following table summarizes the components and classification of stock-based compensation expense:

	Years Ended December 31,
	2007	2006	2005

HLTH Plans:
Stock options	$11,310	$20,685	$462
Restricted stock	7,231	5,635	3,318
WebMD Plans:
Stock options	14,006	17,810	—
Restricted stock	2,768	3,736	874
Employee Stock Purchase Plan	162	406	—
Other	1,455	409	85

Total stock-based compensation expense	$36,932	$48,681	$4,739

Included in:
Cost of operations	$5,063	$11,541	$—
Sales and marketing	5,056	7,461	—
General and administrative	22,533	23,143	4,713
Gain on 2006 EBS Sale	—	30	—
Equity in earnings of EBS Master LLC	2,107	310	—

Income from continuing operations	34,759	42,485	4,713
(Loss) income from discontinued operations, net of tax	2,173	6,196	26

Total stock-based compensation expense	$36,932	$48,681	$4,739

Tax benefits attributable to stock-based compensation expense were only realized in certain states in which the Company does not have operating loss carryforwards because a valuation allowance was maintained for substantially all net deferred tax assets. As of December 31, 2007, approximately $23,480 and $39,840 of unrecognized stock-based compensation expense related to unvested awards (net of estimated forfeitures) is expected to be recognized over a weighted-average period of approximately 1.2 years and 1.6 years, related to the HLTH Plans and the WHC Plans, respectively.

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table summarizes pro forma net income and net income per common share as if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation (including non-cash stock-based compensation expense related to discontinued operations) for the year ended December 31, 2005:

Year Ended
December 31, 2005

Net income as reported	$68,811
Add:
Non-cash stock-based employee compensation expense included in reported net income	4,739
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards	(37,218)

Pro forma net income	$36,332

Net income per common share:
Basic and diluted — as reported	$0.20

Basic — pro forma	$0.11

Diluted — pro forma	$0.10

14.	Retirement Plans

The Company maintains various defined contribution retirement plans covering substantially all of its employees. During 2005, the Company amended one of the defined contribution retirement plans to provide for Company matching contributions. Certain of these plans provide for discretionary contributions and, as a result of this amendment, substantially all of the plans provide for Company matching contributions. The Company has recorded expenses related to these plans of $1,116, $1,746 and $1,154 for 2007, 2006 and 2005, respectively.

15.	Stockholders’ Equity

Common Stock

Repurchased shares are recorded under the cost method and are reflected as treasury stock in the accompanying consolidated balance sheets.

Tender Offers

On October 20, 2006, the Company commenced a tender offer to purchase shares of its common stock (“2006 Tender Offer”). On December 4, 2006, the 2006 Tender Offer was completed and, as a result, the Company repurchased 129,234,164 shares of its common stock at a price of $12.00 per share. The total cost of the 2006 Tender Offer was approximately $1,552,120, which includes approximately $1,309 of costs directly attributable to the purchase.

On November 23, 2005, the Company commenced a tender offer to purchase shares of its common stock (“2005 Tender Offer”). On December 21, 2005, the 2005 Tender Offer was completed and, as a result, the Company repurchased 66,905,919 shares of its common stock at a price of $8.20 per share. The total cost of the 2005 Tender Offer was approximately $549,268, which includes approximately $640 of costs directly attributable to the purchase.

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Stock Repurchase Programs

On January 23, 2006, the Company announced the authorization of a stock repurchase program (the “2006 Repurchase Program”), at which time the Company was authorized to use up to $48,000 to purchase shares of its common stock, from time to time, in the open market, through block trades or in private transactions, depending on market conditions and other factors. On February 8, 2006, the maximum aggregate amount authorized for purchases under the 2006 Repurchase Program was increased to $68,000 and was then further increased on March 28, 2006 to $83,000. During 2006, 7,329,305 shares were repurchased under the 2006 Repurchase Program at a cost of approximately $71,843. In December 2006, the Company terminated the 2006 Repurchase Program and announced a new stock repurchase program (“New Repurchase Program”). Under the New Repurchase Program, the Company is authorized to use up to $100,000 to purchase shares of HLTH’s Common Stock from time to time beginning on December 19, 2006, subject to market conditions. As of December 31, 2007 and 2006, respectively, the Company had repurchased 4,280,931 and 910,940 shares at a cost of approximately $58,447 and $11,324 under the New Repurchase Program.

On March 29, 2001, the Company announced a stock repurchase program. Under that program, the Company was originally authorized to use up to $50,000 to purchase shares of HLTH’s Common Stock from time to time beginning on April 2, 2001, subject to market conditions. The maximum aggregate amount of purchases under that program was subsequently increased to $100,000, $150,000, $200,000 and $345,000 on November 2, 2001, November 7, 2002, August 19, 2004 and November 1, 2005, respectively. As of December 31, 2005, the Company had repurchased 29,126,986 shares at a cost of approximately $159,714 under that program, of which 2,541,000 shares were repurchased during 2005 for an aggregate purchase price of $21,246 and 4,272,630 shares were repurchased during 2004 for an aggregate purchase price of $32,110. On November 23, 2005, in connection with the 2005 Tender Offer, the Company announced the termination of the Program.

Preferred Stock

On September 23, 2004, two related proposals were approved at the Company’s annual meeting of stockholders. The first proposal reduced the number of authorized shares of the Company’s Convertible Redeemable Exchangeable Preferred Stock from 5,000,000 to 10,000. The other proposal authorized the Company’s Board of Directors to approve the issuance of up to 4,990,000 shares of preferred stock from time to time in one or more series, to establish from time to time the number of shares to be included in any such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. No shares have been issued pursuant to that authority and the 10,000 shares of Convertible Redeemable Exchangeable Preferred Stock were the only shares of preferred stock of the Company that were issued and outstanding and then converted in 2007. For a description of the Company’s Convertible Redeemable Exchangeable Preferred Stock, see Note 7.

Warrants

At December 31, 2007, the Company had warrants outstanding to purchase 2,440,838 shares of common stock which are all vested and exercisable. The following table summarizes information with respect to warrants outstanding at December 31, 2007:

			Weighted Average
		Weighted	Remaining
		Average	Contractual Life
Exercise Prices	Shares	Exercise Price	(In Years)

$9.25	2,408,908	$9.25	0.35
$30.00	31,930	30.00	0.94

	2,440,838	$9.52	0.36

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

During 2007 and 2005, warrants to purchase a total of 4,971 shares and 1,416,668 shares, of the Company’s Common Stock at a weighted average exercise price of $6.43 per share and $1.53 per share, respectively, were exercised. In 2006 there were no exercises of warrants. Also during 2007, 2006 and 2005, warrants to purchase a total of 3,014,229 shares, 100,000 shares and 599,197 shares, of the Company’s Common Stock at a weighted average price of $15.03 per share, $38.13 per share and $8.04 per share, respectively, expired.

16.	Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets (liabilities) were as follows:

	December 31,
	2007	2006

Deferred tax assets:
Federal net operating loss carryforwards	$427,007	$418,391
State net operating loss carryforwards	59,024	67,316
Federal tax credits	28,809	33,963
Other accrued expenses	40,142	27,842
Stock-based compensation	18,610	12,230
Investment in EBS Master LLC	19,950	30,072
Intangible assets	12,313	14,173
Other	10,118	8,688

Total deferred tax assets	615,973	612,675
Valuation allowance	(503,900)	(554,204)

Net deferred tax assets	112,073	58,471

Deferred tax liabilities:
Goodwill	(8,855)	(5,233)
Convertible notes	(52,206)	(36,506)
Other	(356)	(668)

Total deferred tax liabilities	(61,417)	(42,407)

Net deferred tax assets	$50,656	$16,064

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	December 31,
	2007	2006

Current deferred tax assets, net:
Current deferred tax assets, net of deferred tax liabilities	$58,396	$28,310
Valuation allowance	(47,770)	(28,310)

Current deferred tax assets, net	10,626	—

Non-current deferred tax assets, net:
Non-current deferred tax assets, net of deferred tax liabilities	496,160	541,958
Valuation allowance	(456,130)	(525,894)

Non-current deferred tax assets, net	40,030	16,064

Net deferred tax assets	$50,656	$16,064

The income tax (benefit) provision was as follows:

	Years Ended December 31,
	2007	2006	2005

Current:
Federal	$(366)	$7,494	$(5,610)
State and other	(2,199)	16,054	(807)

Current income tax (benefit) provision	(2,565)	23,548	(6,417)
Deferred:
Federal	(13,012)	(3,526)	3,812
State	308	(403)	435

Deferred income tax (benefit) provision	(12,704)	(3,929)	4,247
Reversal of valuation allowance applied to goodwill	2,610	30,770	—
Reversal of valuation allowance applied to additional paid-in capital	3,918	—	—

Total income tax (benefit) provision	$(8,741)	$50,389	$(2,170)

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The reconciliation between the federal statutory rate and the effective income tax rate is as follows:

	Years Ended December 31,
	2007	2006	2005

United States federal statutory rate	35.0%	35.0%	35.0%
State income taxes (net of federal benefit)	20.8	1.2	0.4
Goodwill amortization	—	(0.8)	(12.2)
Gain on 2006 EBS Sale	(17.3)	14.1	—
Minority interest	11.2	—	0.8
Valuation allowance	(124.9)	(84.5)	37.2
Cumulative effect of change in tax rate	—	—	(68.0)
Non-deductible officer compensation	6.3	1.0	1.6
Settlement of tax contingencies	(1.7)	(0.6)	(18.1)
Reversal of valuation allowance applied to goodwill	7.8	7.2	—
Reversal of valuation allowance applied to additional paid-in capital	11.8	—	—
Losses benefited to discontinued operations	20.1	40.0	14.1
Other	4.7	(0.9)	2.8

Effective income tax rate	(26.2)%	11.7%	(6.4)%

Until the quarter ended December 31, 2007, a full valuation allowance had been provided against all domestic net deferred tax assets, except for a deferred tax liability originating from the Company’s business combinations that resulted in tax-deductible goodwill which is indefinite as to when such liability will reverse. During the quarter ended December 31, 2007, after consideration of the relevant positive and negative evidence, the Company reversed $24,652 of its valuation allowance, of which $16,327 reversed through the tax provision and the remainder primarily reversed through discontinued operations.

The valuation allowance for deferred tax assets decreased by $50,304 and $369,951 in 2007 and 2006, respectively. The reduction in the valuation allowance in 2006 primarily relates to the utilization of net operating losses to offset the gain on the EPS Sale and the 2006 EBS Sale.

At December 31, 2007, the Company had net operating loss carryforwards for federal income tax purposes of approximately $1.3 billion, which expire in 2011 through 2028, and federal tax credits of approximately $34,022, which excludes the impact of any unrecognized tax benefits, which expire in 2008 through 2028. Approximately $440,424 and $29,739 of these net operating loss carryforwards were recorded through additional paid-in capital and goodwill, respectively. Therefore, if in the future the Company believes that it is more likely than not that these tax benefits will be realized, this portion of the valuation allowance will be reversed against additional paid-in capital and goodwill, respectively.

The Company uses the “with-and-without” approach as described in EITF Topic No. D-32 in determining the order in which tax attributes are utilized. Using the “with-and-without” approach, the Company will only recognize a tax benefit from stock-based awards in additional paid-in capital if an incremental tax benefit is realized after all other tax attributes currently available to the Company have been utilized. As a result of this approach, tax net operating loss carryforwards generated from operations and acquired entities are considered utilized before the current period’s share-based deduction.

The Company has excess tax benefits, related to stock option exercises subsequent to the adoption of SFAS 123(R) of $147,140 that are not recorded as a deferred tax asset as the amounts would not have resulted in a reduction in current taxes payable as all other tax attributes currently available to the Company were utilized. The benefit of these deductions will be recorded to additional paid-in capital at the time the tax deduction results in a reduction of current taxes payable.

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

A portion of net operating loss carryforwards and tax credit carryforwards may be subject to an annual limitation regarding their utilization against taxable income in future periods due to the “change of ownership” provisions of the Internal Revenue Code and similar state provisions. A portion of these carryforwards may expire before becoming available to reduce future income tax liabilities.

The income taxes for 2007 and 2006 include a provision for federal taxes of $2,565 and $28,783, respectively, that has not been reduced by the decrease in valuation allowance as these tax benefits were acquired through business combinations. In addition, in 2005 the Joint Committee of the Internal Revenue Service completed its review of claims related to 2001 and 2002. The 2005 federal tax benefit reflects approximately $5,610 of a reduction in tax expense primarily as a result of the reevaluation of our liabilities and contingencies in light of the completion of the review.

Some of the Company’s operating companies are profitable in certain states in which the Company does not have net operating losses to offset that income, or are utilizing net operating losses established through additional paid-in capital. Accordingly, the Company provided for taxes of $2,860, $19,330, and $544 related to state and other jurisdictions during 2007, 2006 and 2005, respectively. In addition, the income tax expense in 2007 and 2006 includes a provision for state taxes of $45 and $1,987, respectively, that has not been reduced by the decrease in valuation allowance as these tax benefits were acquired through business combinations. The state tax provision in 2007, 2006 and 2005 also reflects approximately $1,138, $3,446 and $1,511, respectively, of a reduction in tax expense related to discrete items associated with the reversal of contingencies for various statute expirations.

As of January 1, 2007 and December 31, 2007, the Company had unrecognized income tax benefits, including those of its discontinued operations, of $12,044 and $11,529, which if recognized, would result in $6,831 and $6,315, respectively, being reflected as a component of the income tax provision. Included in the unrecognized income tax benefits as of January 1, 2007 and December 31, 2007 are accrued interest and penalties of $1,135 and $978, respectively. If recognized, these benefits would be reflected as a component of the income tax (benefit) provision. The following table summarizes the activity of unrecognized tax benefits, excluding accrued interest and penalties, for the year ended December 31, 2007:

Balance at January 1, 2007	$10,909
Increases related to prior year tax positions	140
Increases related to current year tax positions	1,364
Settlements with tax authorities	(769)
Expiration of the statute of limitations for the assessment of taxes	(1,093)

Balance at December 31, 2007	$10,551

Although the Company files U.S. federal, and various state and other tax returns, the major taxing jurisdiction is the U.S. The Company is currently under audit in a number of state and local taxing jurisdictions and will have statutes of limitations with respect to certain tax returns expiring within the next twelve months. As a result, it is reasonably possible that a reduction in the unrecognized income tax benefits, prior to any annual increase, may occur from $1,400 to $1,500 within the next twelve months. With the exception of adjusting net operating loss carryforwards that may be utilized, the Company is no longer subject to federal income tax examinations for tax years before 2004 and for state and local income tax examinations for years before 2002.

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17.	Fair Value of Financial Instruments

The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, “Disclosures about Fair Value of Financial Instruments.” The estimated fair values have been determined using available market information as of December 31, 2007. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

	December 31, 2007		December 31, 2006
	Cost Basis	Fair Value	Cost Basis	Fair Value

Assets:
Cash and cash equivalents	$536,879	$536,879	$614,691	$614,691
Short-term investments	290,858	290,858	34,140	34,140
Marketable securities — long term	1,473	2,383	1,474	2,633
Liabilities:
Convertible notes	650,000	654,083	650,000	636,996
Convertible redeemable exchangeable preferred stock	—	—	98,768	132,500

In accordance with the requirements of SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” below is a summary of the fair value, gains and losses relating to the Company’s investments in debt and equity securities:

	December 31, 2007				December 31, 2006
	Cost or	Gross	Gross		Cost or	Gross	Gross
	Amortized	Unrealized	Unrealized		Amortized	Unrealized	Unrealized
	Cost	Gains	Losses	Fair Value	Cost	Gains	Losses	Fair Value

Short-Term:
Auction rate securities	$269,500	$—	$—	$269,500	$29,500	$—	$—	$29,500
Settlement due from broker	20,000	—	—	20,000	—	—	—	—
Certificate of deposits and other	1,358	—	—	1,358	4,640	—	—	4,640

Total short-term	$290,858	$—	$—	$290,858	$34,140	$—	$—	$34,140

Long-Term:
Equity securities	$1,473	$912	$2	$2,383	$1,474	$1,161	$2	$2,633

As of December 31, 2007 and 2006, all of the Company’s investments were classified as available-for-sale. As reflected in the table above, the Company’s investment portfolio includes investments in auction rate securities (“ARS”). The types of ARS investments that the Company owns are backed by student loans, almost all of which are guaranteed under the Federal Family Education Loan Program (FFELP), and all of which had credit ratings of AAA or Aaa when purchased. Refer to Note 23 for a discussion regarding recent developments with respect to the Company’s ARS investments.

During 2007 and 2006, the Company did not realize any gains or losses from the sales and maturities of its investments. During 2005, the Company sold investments in available-for-sale marketable debt securities for total proceeds of $1,063,606 which are included in proceeds from maturities and sales of available-for-sale securities in the accompanying consolidated statements of cash flows. The Company realized a total gain of $1,961 and realized a total loss of $8,326 in connection with these sales. These gains and losses have been included in other income (expense), net in the accompanying consolidated statements of operations, for the year ended December 31, 2005. Prior to the recognition of this loss, any excess of book value over the market value of these investments was reflected in accumulated other comprehensive income in the accompanying consolidated balance sheets.

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Other Income (Expense), Net

Other income (expense), net consists of the following items:

	Years Ended December 31,
	2007	2006	2005

Transition service fees(a)	$5,833	$2,524	$—
Reduction of tax contingencies(b)	1,497	—	—
Legal expense(c)	(1,397)	(2,578)	(17,835)
Advisory expense(d)	(2,527)	(4,198)	—
Loss on investments(e)	—	—	(6,365)
Loss on redemption of convertible note(f)	—	—	(1,902)
Settlement of litigation(g)	—	—	(1,863)

Other income (expense), net	$3,406	$(4,252)	$(27,965)

(a)	Represents the net fees received from Sage Software and EBSCo in relation to their respective transition services agreements.

(b)	Represents the reduction of certain sales and use tax contingencies resulting from the expiration of various statutes.

(c)	Represents the costs and expenses incurred by the Company related to the investigation by the United States Attorney for the District of South Carolina and the SEC.

(d)	In 2007, represents professional fees, primarily consisting of legal, accounting and financial advisory services incurred by the Company related to the potential merger of HLTH into WHC and the related 2008 EBSCo Sale. In 2006, represents similar professional fees related to the 2006 EBS Sale through September 26, 2006, the date the Company entered into a definitive agreement with General Atlantic regarding the 2006 EBS Sale.

(e)	Represents the loss recognized related to the sale of marketable securities.

(f)	Represents a write-off of the remaining unamortized deferred issuance costs related to the portion of the 3 1/4% Notes that were redeemed, and the payment of the redemption premium.

(g)	Represents the settlement of litigation in 2005, in which the Company was named as a defendant.

19.	Related Party Transactions

In 2004, the Company’s WebMD Segments entered into an agreement with Fidelity Human Resources Services Company LLC (“FHRS”) to integrate WebMD’s private portals product into the services FHRS provides to its clients. FHRS provides human resources administration and benefit administration services to employers. The Company recorded revenue of $10,362, $7,802 and $2,960 in 2007, 2006 and 2005, respectively, and $1,544 and $2,145 were included in accounts receivable as of December 31, 2007 and 2006, respectively, related to the FHRS agreement. FHRS is an affiliate of FMR Corp, which reported beneficial ownership of shares that represent approximately 13.6% of HLTH’s Common Stock and approximately 16.5% of WHC Class A Common Stock as of December 31, 2007. Affiliates of FMR Corp. provide services to the Company in connection with certain of the Company’s 401(k) plans.

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

20.	Comprehensive Income

Comprehensive income is comprised of net income and other comprehensive (loss) income. Other comprehensive (loss) income includes foreign currency translation adjustments and certain changes in equity that are excluded from net income, such as changes in unrealized holding (losses) gains on available-for-sale marketable securities. The following table presents the components of other comprehensive (loss) income:

	Years Ended December 31,
	2007	2006	2005

Foreign currency translation gains (losses)	$3,318	$3,611	$(3,326)
Comprehensive loss of EBSCo.	(7,326)	—	—
Unrealized holding (losses) gains on securities:
Unrealized holding losses	(249)	(1,108)	(3,389)
Less: reclassification adjustment for net losses realized in net income	—	—	(6,365)

Net unrealized (losses) gains on securities	(249)	(1,108)	2,976

Other comprehensive (loss) income	(4,257)	2,503	(350)
Net income	19,879	771,917	68,811

Comprehensive income	$15,622	$774,420	$68,461

Included in comprehensive loss of EBSCo is the Company’s share of unrealized loss on the fair value of EBSCo’s interest rate swap agreements.

Deferred taxes are not included within accumulated other comprehensive income because a valuation allowance was maintained for substantially all net deferred tax assets.

Accumulated other comprehensive income includes:

	December 31,
	2007	2006	2005

Unrealized holding gains on securities	$910	$1,159	$2,267
Foreign currency translation gains	12,269	8,951	5,340
Comprehensive loss of EBSCo.	(7,326)	—	—

Total accumulated other comprehensive income	$5,853	$10,110	$7,607

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

21.	Supplemental Disclosures of Cash Flow Information

Supplemental information related to the consolidated statements of cash flows is summarized below:

	Years Ended December 31,
	2007	2006	2005

Supplemental Disclosure of Cash Flow Information:
Interest paid	$15,764	$15,821	$13,128

Taxes paid, net of refunds(a)	$27,375	$23,210	$5,727

Supplemental Schedule of Non-Cash Investing and Financing activities:
Conversion of convertible redeemable exchangeable preferred stock to HLTH Common Stock	$100,000	$—	$—

Accretion of convertible redeemable exchangeable preferred stock	$117	$235	$234

SAB 51 gain	$14,492	$16,779	$82,275

Conversion of $300,000 3 1/4% Convertible Subordinated Notes to HLTH Common Stock	$—	$—	$214,880

Deferred stock compensation related to restricted stock awards	$—	$—	$2,241

(a)	As the Company generally files its tax returns on a consolidated basis, taxes paid, net of refunds, includes all taxes paid by the Company, including those of the Company’s discontinued operations.

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

22.	Quarterly Financial Data (Unaudited)

The following table summarizes the quarterly financial data for 2007 and 2006. The per common share calculations for each of the quarters are based on the weighted average number of common shares for each period; therefore, the sum of the quarters may not necessarily be equal to the full year per common share amount.

	2007
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter

Revenue	$71,881	$77,197	$86,034	$96,581
Costs and expenses:
Cost of operations	28,618	28,997	30,021	29,645
Sales and marketing	22,868	21,928	22,462	26,387
General and administrative	28,445	26,951	25,715	23,210
Depreciation and amortization	6,325	7,239	7,390	7,302
Gain on 2006 EBS Sale	399	—	—	—
Interest income, net	4,965	5,484	6,204	6,789
Other income (expense), net	2,483	1,396	989	(1,462)

(Loss) income from continuing operations before income tax (benefit) provision	(6,528)	(1,038)	7,639	15,364
Income tax (benefit) provision	(231)	1,658	2,977	(13,145)
Minority interest in WHC	115	843	1,800	7,909
Equity in earnings of EBS Master LLC	7,099	7,575	8,005	5,887

Income from continuing operations	687	4,036	10,867	26,487
Income (loss) from discontinued operations, net of tax	5,015	(49,499)	5,704	16,582

Net income (loss)	$5,702	$(45,463)	$16,571	$43,069

Basic income (loss) per common share:
Income from continuing operations	$0.00	$0.02	$0.06	$0.15
Income (loss) from discontinued operations, net of tax	0.03	(0.27)	0.03	0.09

Net income (loss)	$0.03	$(0.25)	$0.09	$0.24

Diluted income (loss) per common share:
Income from continuing operations	$0.00	$0.02	$0.06	$0.13
Income (loss) from discontinued operations, net of tax	0.03	(0.26)	0.03	0.07

Net income (loss)	$0.03	$(0.24)	$0.09	$0.20

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2006
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter

Revenue	$231,200	$242,792	$252,580	$182,355
Costs and expenses:
Cost of operations	148,813	150,177	150,908	95,808
Sales and marketing	28,034	29,286	32,082	29,701
General and administrative	32,514	33,058	33,714	33,048
Depreciation and amortization	12,167	12,934	13,826	5,631
Gain on 2006 EBS Sale	—	—	—	352,297
Interest (expense) income, net	(280)	(244)	1,871	12,198
Other (expense) income, net	(542)	(2,347)	(2,809)	1,446

Income from continuing operations before income tax provision	8,850	14,746	21,112	384,108
Income tax provision (benefit)	1,821	2,596	3,428	42,544
Minority interest in WHC (loss) income	(472)	(121)	69	929
Equity in earnings of EBS Master LLC	—	—	—	763

Income from continuing operations	7,501	12,271	17,615	341,398
Income from discontinued operations, net of tax	8,089	9,815	362,852	12,376

Net income	$15,590	$22,086	$380,467	$353,774

Basic income per common share:
Income from continuing operations	$0.03	$0.04	$0.06	$1.33
Income from discontinued operations, net of tax	0.02	0.04	1.26	0.05

Net income	$0.05	$0.08	$1.32	$1.38

Diluted income per common share:
Income from continuing operations	$0.03	$0.04	$0.06	$1.12
Income from discontinued operations, net of tax	0.02	0.03	1.21	0.04

Net income	$0.05	$0.07	$1.27	$1.16

23.	Subsequent Events

Investment in Auction Rate Securities Backed by Federally Guaranteed Student Loans

As of February 21, 2008, the Company had approximately $1.45 billion in consolidated cash, cash equivalents and marketable securities, which includes approximately $364,000 of investments in certain ARS. Also as of this date, WHC had approximately $327,000 of the Company’s consolidated cash, cash equivalents and marketable securities, including approximately $169,000 of the Company’s consolidated ARS investments. The types of ARS investments that the Company owns are backed by student loans, 97% of which are guaranteed under the Federal Family Education Loan Program (FFELP), and all had credit ratings of AAA or Aaa when purchased. The Company and its subsidiaries do not own any other type of ARS investments.

The interest rates on these ARS investments are reset every 28 days by an auction process. Historically, these types of ARS investments have been highly liquid. In mid-February 2008, auctions for ARS investments backed by student loans failed, including auctions for the ARS investments held by the Company. The result of a failed auction is that these ARS investments continue to bear interest in accordance with their terms until the next successful auction; however, liquidity will be limited until there is a successful auction or until such time as other markets for these ARS investments develop. The Company believes that the underlying credit quality of the assets backing its ARS investments has not been impacted by the reduced liquidity of these

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

ARS investments. As a result of these recent events, the Company is in the process of evaluating the extent of any impairment in its ARS investments resulting from the current lack of liquidity; however, the Company is not yet able to quantify the amount of any impairment. The Company believes that any lack of liquidity relating to its ARS investments will not have an impact on its ability to fund its current operations.

WHC Merger

On February 20, 2008, the Company and WHC entered into a Merger Agreement, pursuant to which the Company will merge into WHC ( the “WHC Merger”), with WHC continuing as the surviving company. In the WHC Merger, each outstanding share of Company common stock will be converted into 0.1979 shares of WHC common stock and $6.89 in cash, which cash amount is subject to a downward adjustment as described below (the “Merger Consideration”). The shares of WHC Class A Common Stock currently outstanding will remain outstanding and will be unchanged in the WHC Merger. The WHC Merger will eliminate both the controlling class of WHC stock held by the Company and WHC’s existing dual-class stock structure. The terms of the Merger Agreement were negotiated between the Company and a Special Committee of the Board of Directors of WHC. The Merger Agreement was approved by the Board of WHC based on the recommendations of the Special Committee and by the Board of the Company.

The cash portion of the Merger Consideration will be funded from cash and investments at WHC and the Company, and proceeds from the Company’s anticipated sales of its ViPS and Porex businesses. The cash portion of the Merger Consideration is subject to downward adjustment prior to the closing, based on the amount of proceeds received from the disposition of the Company’s investment in certain ARS, which, under the terms of the Merger Agreement, must be liquidated by the Company prior to closing of the WHC Merger. The Company cannot predict, at this time, the amount of such downward adjustment. See “Investment in Auction Rate Securities Backed by Federally Guaranteed Student Loans” above. If either ViPS or Porex has not been sold at the time the WHC Merger is ready to be consummated, WHC may issue up to $250,000 in redeemable notes to the stockholders of the Company in lieu of a portion of the cash consideration otherwise payable in the WHC Merger. The notes would bear interest at a rate of 11% per annum, payable in kind annually in arrears. The notes would be subject to mandatory redemption by WHC from the proceeds of the divestiture of the remaining ViPS or Porex business. The redemption price would be equal to the principal amount of the notes to be redeemed plus accrued but unpaid interest through the date of the redemption.

Completion of the WHC Merger is subject to: the Company and WHC receiving required stockholder approvals; a requirement that the surviving company have an amount of cash, as of the closing, at least equal to an agreed upon threshold, calculated in accordance with a formula contained in the Merger Agreement; completion of the sale by the Company of either ViPS or Porex and the sale of the Company’s ARS investments; and other customary closing conditions. The Company, which owns shares of WHC constituting approximately 96% of the total number of votes represented by outstanding shares, has agreed to vote its shares of WHC in favor of the WHC Merger. The transaction is expected to close in the second or third quarter of 2008.

Following the WHC Merger, WHC as the surviving corporation will assume the obligations of the Company under the Company’s 3 1/8% Convertible Notes due September 1, 2025 and the Company’s 1.75% Convertible Subordinated Notes due June 15, 2023 (“Convertible Notes”). In the event a holder of these Convertible Notes converts these Convertible Notes into shares of HLTH Common Stock pursuant to the terms of the applicable indenture prior to the effective time of the WHC Merger, those shares would be treated in the WHC Merger like all other shares of HLTH Common Stock. In the event a holder of the Convertible Notes converts those Convertible Notes pursuant to the applicable indenture following the effective time of the WHC Merger, those Convertible Notes would be converted into the right to receive the Merger Consideration payable in respect of the shares of HLTH Common Stock into which such Convertible Notes would have been convertible. For additional information regarding these Convertible Notes, see Note 8, above.

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Sale of EBSCo

On February 8, 2008, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) and simultaneously completed the sale (the “2008 EBSCo Sale”) of its 48% minority ownership interest in EBSCo for $575,000 in cash to an affiliate of GA and affiliates of Hellman & Friedman, LLC (“H&F”). The Purchase Agreement contains representations and warranties and covenants that are customary for transactions of this type. The Company and WHC will be continuing their product development and marketing relationships with EBSCo. The Company expects to recognize a taxable gain on the 2008 EBSCo Sale and expects to utilize a portion of its federal NOL carryforward to offset a portion of the tax liability that would otherwise result from the 2008 EBSCo Sale. Under the existing Tax Sharing Agreement between the Company and WHC, the Company has agreed to reimburse WHC for any NOL carryforward attributable to WHC that is utilized by the Company in connection with this transaction. The amount of the NOL carryforward attributable to WHC to be utilized and the amount of the resulting reimbursement depend on numerous factors and cannot be determined at this time. This reimbursement obligation would be extinguished by the completion of the WHC Merger.

Schedule II. Valuation and Qualifying Accounts

	Years Ended December 31, 2007, 2006 and 2005
	Balance at	Charged to
	Beginning	Costs and					Balance at
	of Year	Expenses	Acquired	Write-offs	Other		End of Year
	(In thousands)

December 31, 2007
Allowance for Doubtful Accounts	$956	$1,177	$—	$(968)	$—		$1,165
Valuation Allowance for Deferred Tax Assets	554,204	(42,953)	1,449	—	(8,800	)(c)	503,900
December 31, 2006
Allowance for Doubtful Accounts	6,245	1,852	229	(3,731)	(3,639	)(b)	956
Valuation Allowance for Deferred Tax Assets	924,155	(370,313)	362	—	—		554,204
December 31, 2005
Allowance for Doubtful Accounts	5,957	2,202	60	(1,974)	—		6,245
Valuation Allowance for Deferred Tax Assets	881,438	12,733	12,893	—	17,091	(a)	924,155

(a)	Represents valuation allowance created through equity as a result of stock option and warrant exercises.

(b)	Represents the sale of the Emdeon Business Services segment on November 16, 2006.

(c)	Represents valuation allowance released as a result of (i) the adoption of FIN 48, and (ii) stock option and warrant exercises, partially offset by the valuation allowance established relating to the Company’s share of unrealized loss on the fair value of EBSCo’s interest rate swap agreements.

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